EXHIBIT 4.1
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                           NIPSCO INDUSTRIES, INC.
                          TAX DEFERRED SAVINGS PLAN

                (Amended and Restated as of January 1, 1989)







                              TABLE OF CONTENTS

   ARTICLE                                                           PAGE


   ARTICLE I GENERAL . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.1  PURPOSE . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.2  CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . .    1

        ARTICLE II     DEFINITIONS . . . . . . . . . . . . . . . . .    1
        2.1  ACCOUNT OR ACCOUNT BALANCE  . . . . . . . . . . . . . .    1
        2.2  AFFILIATE . . . . . . . . . . . . . . . . . . . . . . .    2
        2.3  AFTER-TAX CONTRIBUTIONS . . . . . . . . . . . . . . . .    2
        2.4  BENEFICIARY . . . . . . . . . . . . . . . . . . . . . .    2
        2.5  CODE  . . . . . . . . . . . . . . . . . . . . . . . . .    2
        2.6  COMMITTEE . . . . . . . . . . . . . . . . . . . . . . .    2
        2.7  COMPENSATION  . . . . . . . . . . . . . . . . . . . . .    2
        2.8  COMPANY . . . . . . . . . . . . . . . . . . . . . . . .    3
        2.9  DISABILITY  . . . . . . . . . . . . . . . . . . . . . .    3
        2.10  EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . .    3
        2.11  EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . .    3
        2.12 EMPLOYER  . . . . . . . . . . . . . . . . . . . . . . .    4
        2.13 ENTRY DATE  . . . . . . . . . . . . . . . . . . . . . .    4
        2.14 HIGHLY COMPENSATED EMPLOYEE . . . . . . . . . . . . . .    4
        2.15 INVESTMENT FUNDS  . . . . . . . . . . . . . . . . . . .    5
        2.16 MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . . .    5
        2.17 PARTICIPANT . . . . . . . . . . . . . . . . . . . . . .    5
        2.18 PLAN  . . . . . . . . . . . . . . . . . . . . . . . . .    5
        2.19 PLAN QUARTER  . . . . . . . . . . . . . . . . . . . . .    5
        2.20 PLAN YEAR . . . . . . . . . . . . . . . . . . . . . . .    5
        2.21 PRE-TAX CONTRIBUTION  . . . . . . . . . . . . . . . . .    5
        2.22 PRIOR PLAN  . . . . . . . . . . . . . . . . . . . . . .    5
        2.23 ROLLOVER CONTRIBUTIONS  . . . . . . . . . . . . . . . .    5
        2.24 TRUST (OR TRUST FUND) . . . . . . . . . . . . . . . . .    6
        2.25 TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . .    6
        2.26 VALUATION DATE  . . . . . . . . . . . . . . . . . . . .    6

   ARTICLE III    PARTICIPATION  . . . . . . . . . . . . . . . . . .    6
        3.1  PARTICIPATION . . . . . . . . . . . . . . . . . . . . .    6
        3.2  PARTICIPATION UPON REEMPLOYMENT . . . . . . . . . . . .    6
        3.3  CHANGE IN JOB CLASSIFICATION  . . . . . . . . . . . . .    6
        3.4  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .    7
        3.5  LEAVE OF ABSENCE  . . . . . . . . . . . . . . . . . . .    7

   ARTICLE IV     CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .    8
        4.1  PRE-TAX CONTRIBUTIONS . . . . . . . . . . . . . . . . .    8
        4.2  SALARY REDUCTION AGREEMENT  . . . . . . . . . . . . . .    8
        4.3  MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . . .    9
        4.4  AFTER-TAX CONTRIBUTIONS . . . . . . . . . . . . . . . .    9
        4.5  MAXIMUM CONTRIBUTIONS . . . . . . . . . . . . . . . . .    9
        4.6  ROLLOVERS . . . . . . . . . . . . . . . . . . . . . . .    9
        4.7  INVESTMENT INSTRUCTIONS . . . . . . . . . . . . . . . .   10

   ARTICLE V LIMITATIONS ON CONTRIBUTIONS AND BENEFITS . . . . . . .   10
        5.1  MAXIMUM DOLLAR LIMITATION ON PRE-TAX CONTRIBUTIONS  . .   10
        5.2  LIMITATIONS UNDER CODE SECTION 415  . . . . . . . . . .   10
        5.3  NONDISCRIMINATION REQUIREMENTS - Definitions  . . . . .   13
        5.4  401(K) TESTS FOR PRE-TAX CONTRIBUTIONS  . . . . . . . .   13
        5.5  CORRECTION OF EXCESS CONTRIBUTIONS  . . . . . . . . . .   14
        5.6  401(M) TESTS FOR AFTER-TAX CONTRIBUTIONS AND MATCHING
             CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . .   15
        5.7  CORRECTION OF EXCESS AGGREGATE CONTRIBUTIONS  . . . . .   16
        5.8  MULTIPLE USE OF ALTERNATIVE LIMITATION  . . . . . . . .   17

   ARTICLE VI     ALLOCATIONS AND INVESTMENTS  . . . . . . . . . . .   19
        6.1  RECEIPT OF CONTRIBUTIONS BY TRUSTEE . . . . . . . . . .   19
        6.2  ESTABLISHMENT OF SUBACCOUNTS  . . . . . . . . . . . . .   19
        6.3  ACCOUNT ADJUSTMENTS . . . . . . . . . . . . . . . . . .   19
        6.4  INVESTMENT FUNDS  . . . . . . . . . . . . . . . . . . .   20
        6.5  INVESTMENT DIRECTED BY PARTICIPANTS . . . . . . . . . .   20
        6.6  INVESTMENT OF CONTRIBUTIONS . . . . . . . . . . . . . .   20

   ARTICLE VII    BENEFITS . . . . . . . . . . . . . . . . . . . . .   21
        7.1  TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . .   21
        7.2  DISABILITY  . . . . . . . . . . . . . . . . . . . . . .   21
        7.3  DEATH . . . . . . . . . . . . . . . . . . . . . . . . .   21
        7.4  PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . . .   21
        7.5  DESIGNATION OF BENEFICIARY  . . . . . . . . . . . . . .   23
        7.6  ROLLOVER DISTRIBUTIONS  . . . . . . . . . . . . . . . .   24
        7.7  MINIMUM DISTRIBUTION LIMITATIONS  . . . . . . . . . . .   25

   ARTICLE VIII   WITHDRAWALS AND LOANS  . . . . . . . . . . . . . .   27
        8.1  DISTRIBUTION AT AGE 59-1/2  . . . . . . . . . . . . . .   27
        8.2  WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER
             CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . .   27
        8.3  HARDSHIP WITHDRAWALS  . . . . . . . . . . . . . . . . .   27
        8.4  LOANS TO PARTICIPANTS . . . . . . . . . . . . . . . . .   29

   ARTICLE IX     TRUST FUND . . . . . . . . . . . . . . . . . . . .   31

   ARTICLE X ADMINISTRATION  . . . . . . . . . . . . . . . . . . . .   32
        10.1  Allocation of Responsibility Among Fiduciaries for Plan
              and Trust Administration  . . . . . . . . . . . . . . .   32
        10.2  APPOINTMENT OF COMMITTEE  . . . . . . . . . . . . . . .   33
        10.3  COMMITTEE POWERS AND DUTIES . . . . . . . . . . . . . .   33
        10.4  RULES AND DECISIONS . . . . . . . . . . . . . . . . . .   33
        10.5  COMMITTEE ACTION  . . . . . . . . . . . . . . . . . . .   34
        10.6  CLAIMS PROCEDURE  . . . . . . . . . . . . . . . . . . .   34
        10.7  FACILITY OF PAYMENT . . . . . . . . . . . . . . . . . .   35
        10.8  LIMITATION OF LIABILITY . . . . . . . . . . . . . . . .   35
        10.9  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . .   35
        10.10 SEVERABILITY . . . . . . . . . . . . . . . . . . .   35

   ARTICLE XI     MISCELLANEOUS  . . . . . . . . . . . . . . . . . .   36
        11.1 ACTION BY COMPANY . . . . . . . . . . . . . . . . . . .   36
        11.2 NONGUARANTEE OF EMPLOYMENT  . . . . . . . . . . . . . .   36
        11.3 NONGUARANTEE OF BENEFITS  . . . . . . . . . . . . . . .   36
        11.4 RIGHTS TO TRUST ASSETS  . . . . . . . . . . . . . . . .   36
        11.5 INTEREST NONTRANSFERABLE  . . . . . . . . . . . . . . .   36
        11.6 NONFORFEITABILITY OF BENEFITS . . . . . . . . . . . . .   37
        11.7 CONTROLLING LAW . . . . . . . . . . . . . . . . . . . .   37

   ARTICLE XII    AMENDMENTS AND TERMINATION . . . . . . . . . . . .   37
        12.1 AMENDMENT OR TERMINATION  . . . . . . . . . . . . . . .   37
        12.2 MERGER OR CONSOLIDATION . . . . . . . . . . . . . . . .   38
        12.3 DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS  . . . . . . .   38
        12.4 LIQUIDATION OF THE TRUST FUND . . . . . . . . . . . . .   38
        12.5 MANNER OF DISTRIBUTION  . . . . . . . . . . . . . . . .   38

   ARTICLE XIII   TOP HEAVY PROVISIONS . . . . . . . . . . . . . . .   38
        13.1 GENERAL . . . . . . . . . . . . . . . . . . . . . . . .   38
        13.2  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .   38
        13.3 DETERMINATION OF TOP HEAVY STATUS . . . . . . . . . . .   41
        13.4 MINIMUM BENEFIT . . . . . . . . . . . . . . . . . . . .   41
        13.5 NON-DUPLICATION OF MINIMUM BENEFIT  . . . . . . . . . .   42
        13.6 TOP HEAVY LIMITATION  . . . . . . . . . . . . . . . . .   42
        13.7 TRANSITION RULE . . . . . . . . . . . . . . . . . . . .   42
        13.8 VESTING . . . . . . . . . . . . . . . . . . . . . . . .   42

   ARTICLE XIV    PLAN ADOPTION  . . . . . . . . . . . . . . . . . .   43
        14.1 ADOPTION PROCEDURE  . . . . . . . . . . . . . . . . . .   43
        14.2 JOINT EMPLOYERS . . . . . . . . . . . . . . . . . . . .   43
        14.3 EXPENSES  . . . . . . . . . . . . . . . . . . . . . . .   43
        14.4 WITHDRAWAL  . . . . . . . . . . . . . . . . . . . . . .   43
        14.5 SUPERSEDED PLANS  . . . . . . . . . . . . . . . . . . .   43

                           NIPSCO INDUSTRIES, INC.
                          TAX DEFERRED SAVINGS PIAN


                                  ARTICLE I

                                   GENERAL


   1.1 PURPOSE Effective May 1, 1984, the Northern Indiana Public Service Company (the "Company") established the Northern Indiana Public Service Company Tax Deferred Savings Plan to encourage savings and provide tax-effective compensation for Participants (as defined herein). It was amended and restated effective January 1, 1989 in order to meet the requirements of the Tax Reform Act of 1986 and to change the name to the NIPSCO Industries, Inc. Tax Deferred Savings Plan (the "Prior Plan"). It has been further amended and restated effective January 1, 1989 (except as otherwise indicated) in order to meet all additional statutory and regulatory requirements applicable thereto. This document sets forth the provisions of such Plan and is intended to comply with Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder, and all other currently applicable statutory and regulatory requirements.

   Except wherever otherwise provided herein, the provisions of this Plan shall apply only to Participants who are actively employed on or after January 1, 1989. Except where otherwise provided, the rights and benefits, if any, of any Participant who terminated employment prior to January 1, 1989, or who is or will be receiving benefits under the Prior Plan, shall be determined solely on the basis of the Prior Plan provisions in effect on the date his employment with the Company and all Affiliates terminated.

   1.2 CONSTRUCTION The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender and the singular shall be deemed to include the plural unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Article.

                                 ARTICLE II

                                 DEFINITIONS


   Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary.

   2.1 ACCOUNT OR ACCOUNT BALANCE The total assets of the combination of each Participant's Pre-tax Contribution Account, After-tax
   Contribution Account, Matching Contribution Account, and Rollover Account held in accordance with Section 6.2 of the Plan.







   2.2 AFFILIATE Any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company; any leasing organization, to the extent that its employees are required to be treated as if they were employed by the Company pursuant to Section 414(n) of the Code and the regulations thereunder; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. An entity shall be an Affiliate only with respect to the existing period as described in the preceding sentence.

   2.3 AFTER-TAX CONTRIBUTIONS The contributions made to the Trust in accordance with Section 4.4 of the Plan and allocated to an "After-tax Contribution Account" pursuant to Section 6.2 of the Plan.

   2.4 BENEFICIARY A person or persons designated by a Participant in accordance with the provisions of Section 7.5 to receive any death benefit that may be payable under this Plan.

   2.5 CODE The Internal Revenue Code of 1986, as amended, and any regulations thereunder.

   2.6 COMMITTEE The persons appointed to assist in the administration of the Plan in accordance with Section 10.2.

   2.7 COMPENSATION The aggregate basic annual salary or wage, bonus, overtime, sick pay and shift differential paid to a Participant by an Employer for personal services as defined under Code Section 415(c)(3), including Pre-tax Contributions and Code Section 125 deferrals. However, for purposes of applying the limitations under Code Section 415 as described in Section 5.2 of the Plan, Compensation shall not include Pre-tax Contributions and Code Section 125 deferrals.

   For purposes of Article V and purposes of determining who is a Highly Compensated Employee, the Company shall have the right to use any adjustments or alternative definitions of compensation as the Internal Revenue Service may provide by regulation under Code Section 414(s). In no event shall the Compensation of a Participant taken into account under the Plan for any Plan Year commencing after December 31, 1988 and prior to January 1, 1994, exceed $200,000 (or such greater amount provided pursuant to Section 401(a)(17) of the Code). In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is
   12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this paragraph. If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the Plan Year beginning on January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

   2.8 COMPANY The Northern Indiana Public Service Company, a corporation organized and existing under the laws of the State of Indiana, or its successor or successors.

   2.9 DISABILITY Any Participant who receives long-term disability benefits from the Company or who receives Social Security disability payments is presumptively disabled for purposes of this Plan.

   2.10 EFFECTIVE DATE The date the amended and restated Plan became effective which is January 1, 1989.

   2.11 EMPLOYEE Any person who is employed by the Employer on a full-time basis (40 or more hours per week on a regular basis), and on whose behalf contributions are being made by such Employer under the Federal Insurance Contribution Act and who is not included in a unit of employees covered by an agreement between employee representatives and any Employer, unless the collective bargaining agreement provides that such Employees are entitled to participate in the Plan or unless the Employer otherwise directs in a written instrument submitted to the Trustee.

   Notwithstanding the provisions of this Section 2.11, a person who is not employed by an Employer, but who performs services for an Employer pursuant to an agreement between an Employer and a leasing organization, shall be considered a "leased employee" after such person performs such services for a twelve-month period and the services are of a type historically performed by Employees. A person who is considered a leased employee of an Employer shall not be considered an Employee for purposes of the Plan. If a leased employee subsequently became an Employee and thereafter participates in the Plan, he shall receive credit for participation under Article III, for his period of employment as a leased employee, except to the extent that Section 414(n)(5) of the Code was satisfied with respect to such Employee while he was a leased employee.

   2.12 EMPLOYER NIPSCO Industries, Inc., the Company and each Affiliate that adopts the Plan with the consent of NIPSCO Industries, Inc., pursuant to the provisions of Article XIV.

   2.13 ENTRY DATE  The first day of each Plan Quarter.

   2.14 HIGHLY COMPENSATED EMPLOYEE Any present or former Employee who, during the current or immediately preceding year:

        (a)  was a 5 percent owner of an Employer;

        (b) received annual Compensation from an Employer of more than $75,000 (as adjusted under Code Section 414(q));

        (c) received annual Compensation from an Employer of more than $50,000 (as adjusted under Code Section 414(q) and was in the top-paid 20% of the Employees; or

        (d) was an officer of an Employer receiving annual Compensation greater than 50% of the limitation then in effect under Code
        Section 415(b)(1)(A); provided that for purposes of this subparagraph (d), no more than 50 Employees of an Employer (or if lesser, the greater of 3 Employees or 10 percent of the Employees) shall be treated as officers.

   If an Employee described in subparagraph (b), (c) or (d) during the current Plan Year was not described in subparagraph (b), (c) or (d) during the preceding Plan Year, such individual shall not be a Highly Compensated Employee unless the Employee is one of the highest paid 100 highly compensated Employees in the current Plan Year.

   If an Employee is, during a determination year or immediately preceding year, a family member of either a 5 percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and the 5 percent owner or top-ten Highly Compensated Employees shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants or descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

   The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

   An Employer for any Plan Year may elect to identify Highly Compensated Employees based upon only the current Plan Year to the extent permitted by Section 414(q) of the Code and regulations issued thereunder.

   2.15 INVESTMENT FUNDS The funds in which a Participant may direct the Trustee to invest the assets of his Account, as described in Section
   6.4 of the Plan.

   2.16 MATCHING CONTRIBUTIONS Contributions made to the Trust by an Employer on behalf of eligible Participants, as described under
   Section 4.3 and allocated to a Participant's "Matching Contributions Account" in accordance with Section 6.2.

   2.17 PARTICIPANT An Employee participating in the Plan in accordance with Section 3.1. and any former Employee who has an Account Balance under the Plan that has not been paid in full. Notwithstanding the preceding sentence, only actively employed Participants, other than anyone on an unpaid leave of absence, may contribute Pre-tax or After-tax Contributions pursuant to Article IV. In any event, an Employee who has deposited a Rollover Contribution pursuant to Section 4.6 of the Plan shall be deemed a Participant to the extent that the provisions of the Plan apply to the Rollover Account of such Employee.

   2.18 PLAN The NIPSCO Industries, Inc. Tax Deferred Savings Plan as of the Effective Date, and as may hereafter be further amended.

   2.19 PLAN QUARTER The three month calendar period beginning on January 1, April 1, July 1, or October 1 of each Plan Year.

   2.20 PLAN YEAR The twelve month period commencing on January 1 and ending on December 31.

   2.21 PRE-TAX CONTRIBUTION A contribution made to the Trust in accordance with Section 4.1 of the Plan and allocated to a "Pre-tax Contribution Account" in accordance with Section 6.2 of the Plan.

   2.22 PRIOR PLAN The Northern Indiana Public Service Company Tax Deferred Savings Plan, as in effect prior to January 1, 1989.

   2.23 ROLLOVER CONTRIBUTIONS  The contributions made to the Trust under
   Section 4.6, and allocated to a "Rollover Account" as described in
   Section 6.2 of the Plan, including a 1989 rollover contribution from the Northern Indiana Public Service Company Employee Stock Ownership Plan.

   2.24 TRUST (OR TRUST FUND) Any and all assets held under the Plan by the Trustee maintained in accordance with the terms of the trust agreement, as from time to time amended, that constitutes a part of this Plan.

   2.25 TRUSTEE The corporation, person or persons, bank or trust company, authorized by the Company to perform custodial and investment functions with respect to the Trust.

   2.26 VALUATION DATE  The close of each business day.


                                 ARTICLE III

                                PARTICIPATION


   3.1 PARTICIPATION An Employee who was eligible to participate in the Prior Plan will continue to be eligible to participate in this Plan. Each other Employee will become eligible to participate in this Plan on the date he completes six months of continuous employment with an Employer, beginning on his Employment Commencement Date subject to the provisions of Sections 3.2 and 3.3. Once an Employee becomes eligible to participate, he will remain eligible as long as he remains an Employee, subject to the provisions of Sections 3.2 and 3.3, and he may become a Participant as of the first Entry Date following the date he first becomes eligible or any Entry Date thereafter by completing a
   form as described in Section 4.2 or Section 4.4.   An Employee who
   became a Participant shall remain a Participant until he or his Beneficiary is paid his entire Account Balance following his Severance Date, except that any Participant who is on an unpaid leave of absence shall not be able to make Pre-tax Contributions or After-tax Contributions to the Plan during his unpaid leave of absence.

   3.2 PARTICIPATION UPON REEMPLOYMENT A Participant who incurs a Break in Service shall be eligible to participate on his Reemployment Commencement Date and may become a Participant on the first Entry Date following his Reemployment Commencement Date. Any other Employee must meet the eligibility requirements of Section 3.1.

   3.3 CHANGE IN JOB CLASSIFICATION In the event that a Participant becomes ineligible to participate in this Plan because his job classification is one that makes him ineligible under Section 2.11, he shall continue to have all rights of participation in the Plan as to his Account Balance, except that he shall not be eligible to make Pre-tax Contributions or After-tax Contributions to the Plan.

   If an Employee's job classification changes such that he meets the definition of Employee under Section 2.11, he shall become eligible to participate in the Plan on the date his change in status becomes effective, and may become a Participant on the first Entry Date following his change in status or any Entry Date pursuant to the procedures of the Plan.

   3.4  DEFINITIONS  Where the following words or phrases appear in this
   Article III, they shall have the meanings set forth below:

        a. BREAK IN SERVICE A 12 consecutive month period commencing on an individual's Severance Date and ending on his Reemployment Commencement Date.

        b. EMPLOYMENT COMMENCEMENT DATE The first day on which an individual first performs an Hour of Service for an Employer.

        c. HOUR OF SERVICE Each hour for which an individual is paid or entitled to payment from an Employer for the performance of duties and for reasons other than for the performance of duties, including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer, determined and credited in accordance with the Department of Labor Regulation Section 2530.200b-2.

        d. REEMPLOYMENT COMMENCEMENT DATE The first day following an Employee's Severance Date in which he first performs an Hour of Service for an Employer.

        e.  SEVERANCE DATE The earlier of:

             (1) the date on which an Employee quits, retires, is discharged or dies or;

             (2) the first anniversary of the first day of the period in which an Employee remains absent from service (with or without pay) for any reason other than quitting, retirement, discharge or death. Notwithstanding the prior sentence, the Severance Date of an individual who is absent from service beyond the first anniversary of the first day of absence by reason of a maternity or paternity absence as described in Code Section 410(a)(5)(E)(i) is the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence is neither a period of service nor a Break in Service.

   3.5 LEAVE OF ABSENCE Employment for purposes of this Article III shall include a leave of absence granted by an Employer to an Employee on and after August 5, 1993 pursuant to the Family and Medical Leave Act if the Employee returns to work for an Employer at the end of such leave of absence.

                                 ARTICLE IV

                                CONTRIBUTIONS


   4.1 PRE-TAX CONTRIBUTIONS A Participant may elect to have his Employer make Pre-tax Contributions to the Trust on his behalf by executing a salary reduction agreement as described in Section 4.2. Prior to January 1, 1995, the amount of Pre-tax Contributions that may be made on behalf of a Participant for any designated period shall be deducted from his Compensation and shall equal such whole dollar amount, not less than $10.00 per pay period, as is designated by the Participant in the salary reduction agreement. On and after January 1, 1995, the amount of Pre-tax Contributions that may be made on behalf of a Participant for any designated period shall be deducted from his Compensation and shall equal either (1) such whole percentage of his Compensation, or (2) such whole dollar amount not less than $10.00 per pay period, as is designated by the Participant in the salary reduction agreement. The Participant may also elect in a separate writing to have his Employer contribute on his behalf, as a Pre-tax Contribution to the Trust, (a) any lump sum amount payable to the Participant in lieu of vacation days in accordance with the vacation policy of his Employer, or (b) any amount resulting from unused credits from a plan established by his Employer under Code
   Section 125. All Pre-tax Contributions made pursuant to the first two sentences of this Section shall be transmitted to the Trust within 30 days after the date on which such Pre-tax Contributions were deducted from the Participant's Compensation and all Pre-tax Contributions made pursuant to the third sentence of this Section shall be transmitted to the Trust within 30 days after the date on which such Pre-tax Contributions become available for transmission. All Pre-tax Contributions will be 100% vested and nonforfeitable at all times.

   4.2 SALARY REDUCTION AGREEMENT The salary reduction agreement represents a legally binding agreement by a Participant with his Employer to accept a reduction in Compensation in consideration of a contribution to the Trust by such Employer on the Participant's behalf in the same amount. For each Plan Year a Participant may enter into such an agreement with his Employer by indicating his election according to the provisions of Section 4.1 on a form provided by the Employer. Subject to the provisions of Article V, such election shall remain in force until changed in writing by the Participant. A Participant may elect to (i) commence, (ii) resume, (iii) change or
   (iv) eliminate the amount of future Pre-tax Contributions made on his behalf effective as of each Entry Date by filing a written change in election with the Company at least 15 days prior to the applicable Entry Date. Any election made pursuant to this paragraph shall apply to any regular payroll check dated on or after the Entry Date in which the election becomes effective. A Participant may not change his election with respect to Pre-tax Contributions already made by payroll deduction.

   4.3 MATCHING CONTRIBUTIONS Beginning January 1, 1991, each Employer shall make a Matching Contribution to the Trust on behalf of each of its Participants who elected to make Pre-tax Contributions pursuant to
   Section 4.1, and who elected to invest such Pre-tax Contributions in the Employer Common Stock Fund according to the provisions of Section
   6.5. The amount of the Matching Contribution shall equal 1/9th of the amount of Pre-tax Contributions contributed to the Employer Common Stock Fund. All Matching Contributions shall be transmitted to the Trust within 30 days after the date on which the Contributions were made. All Matching Contributions will be 100% vested and nonforfeitable at all times.

   4.4 AFTER-TAX CONTRIBUTIONS A Participant may elect to have the Company make After-tax Contributions to the Trust on his behalf by executing a written election for each Plan Year on a form furnished by the Company. Prior to January 1, 1995, such After-tax Contributions shall be in such whole dollar amounts, not less than $10.00 per pay period, as designated by the Participant, but not to exceed 10% of his Compensation for any pay period. On and after January 1, 1995, such After-tax Contributions shall be either (1) in such whole percentages of Compensation, or (2) in such whole dollar amounts not less than $10.00 per pay period, as designated by the Participant, but not to exceed 10% of his Compensation for any pay period. All After-tax Contributions shall be transmitted to the Trust within 30 days after the date on which the After-tax Contributions were deducted from the Participant's Compensation, and no later than 30 days following the end of the Plan Year in which such Contributions were made. All After-tax Contributions will be 100% vested and nonforfeitable at all times.

   4.5 MAXIMUM CONTRIBUTIONS Notwithstanding anything in the Plan to the contrary, the sum of a Participant's Pre-tax Contributions made pursuant to Section 4.1 plus the Participant's After-tax Contributions made pursuant to Section 4.4 shall not exceed twenty percent (20%) of such Participant's Compensation.

   4.6 ROLLOVERS Effective February 1, 1991, a Participant who has participated in any other qualified plan described in Section 401(a) of the Code shall be permitted, in accordance with such rules as established by the Committee, to make a Rollover Contribution to the Trust of an amount received by the Participant that is attributable to participation in such plan. A Rollover Contribution may be made only within 60 days following the date the Employee receives the distribution from such other plan (or within such additional period as may be provided under Section 408 of the Code if the Participant shall have made a timely deposit of the distribution in an individual retirement account). The Trustee may also receive directly from the trustee under such other plan all or any portion (as designated by such Employee in writing to the Committee) of the amount that would otherwise be distributable to the Participant by reason of his termination of participation in such other plan. Such Rollover Contribution shall be allocated to his Rollover Account, which may include a 1989 Rollover Contribution from the Northern Indiana Public Service Company Employee Stock Ownership Plan. A Rollover Contribution may not be made to the Trust by a former Employee.

   4.7 INVESTMENT INSTRUCTIONS Notwithstanding the preceding provisions of this Article, in no event may any contribution be made or authorized by a Participant unless such Participant has delivered investment instructions with respect to such contributions pursuant to the provisions of Section 6.5 on or prior to the date such contributions are authorized or delivered by the Participant.


                                  ARTICLE V

                  LIMITATIONS ON CONTRIBUTIONS AND BENEFITS


   5.1  MAXIMUM DOLLAR LIMITATION ON PRE-TAX CONTRIBUTIONS

        (a) In no event shall the sum of (i) a Participant's Pre-tax Contributions for any calendar year and (ii) any other "elective deferrals" as defined in Code Section 402(g)(3) for any calendar year, exceed $9,240 (as indexed under Code Section 402(g)).

        (b) In the event that the aggregate amount of Pre-tax Contributions by a Participant exceeds the maximum dollar limitation as determined under (a) above, the amount of such excess Pre-tax Contributions, increased by any income and decreased by any losses attributable thereto, shall be returned to the Participant no later than April 15th of the calendar year following the calendar year for which the Pre-tax Contributions were made.

        (c) Excess Pre-tax Contributions shall be adjusted for any income gains or losses pursuant to Section 402(g) of the Code, for the calendar year in which such Contributions occurred.

   5.2  LIMITATIONS UNDER CODE SECTION 415

        (a) Notwithstanding anything contained in this Plan to the contrary, the provisions of this Plan shall at all times comply with the limitations, adjustments and other requirements prescribed in Code Section 415 and the regulations thereunder, the terms of which are specifically incorporated herein by reference. In the case of a Participant covered by this Plan and a defined benefit plan sponsored by an Employer, the benefits provided by the defined benefit plan shall be reduced first in order to comply with Code Section 415 and the regulations thereunder.

        (b) ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS The amount of Annual Additions that may be credited to a Participant's Account under this Plan, or that may be credited to such Participant under any other qualified plan, welfare benefit fund, (as defined in Code Section 419(e)), or an individual medical account, (as defined in Code Section 415 (1)(2)), maintained by an Employer, for any Limitation Year will not exceed the lesser of $30,000 (as increased by the Commissioner of Internal Revenue under Code
        Section 415(d)), or 25 percent of a Participant's Compensation (the "Maximum Permissible Amount"). If the foregoing limitation on allocations would be exceeded in any Limitation Year for any Participant as a result of (i) reasonable error in estimating such Participant's Compensation, (ii) reasonable error in determining the amount of elective deferrals within the meaning of Section 402(g)(3) of the Code (that may be made with respect to such Participant), or (iii) under such other limited facts and circumstances that the Commissioner of Internal Revenue (pursuant to Code Regulations Section 415-6(b)(6)) finds justify the availability of this paragraph (b), the After-tax Contributions and Pre-tax Contributions made by or with respect to such Participant shall be distributed to him, to the extent that any such distribution would reduce the amount in excess of the limits of this Section 5.2, and any amount in excess of the limits of this Section 5.2, remaining after such distribution shall be placed, unallocated to any Participant, in a Suspense Account.
        If a Suspense Account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the Suspense Account must be allocated to the Participants' Accounts (subject to the limits of this Section 5.2) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year. The excess amount allocated pursuant to this Section 5.2(b) shall be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years), as necessary, for that Participant. However, if that Participant is not covered by the Plan as of the end of the applicable Limitation Year, then the excess amounts must be held unallocated in the Suspense Account for the Limitation Year and allocated and reallocated in the next limitation year to all of the remaining Participants in the Plan. The Suspense Account will not share in the valuation of Participant's Accounts, and the allocation of earnings set forth in Section 6.3 of the Plan, and the change in fair market value and allocation of earnings attributable to the Suspense Account shall be allocated to the remaining Accounts hereunder as set forth in Section 6.3.

        (c) Prior to determining a Participant's actual Compensation for the Limitation Year, the Company may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year uniformly determined for all Participants similarly situated.

        (d) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the
        Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

        (e) If pursuant to Sections 5.2(b) and (d) there is an Excess Amount, the excess will be disposed of by the Committee as follows:

             (i) If, the Participant is covered by the Plan at the end of the Limitation Year, After-tax Contributions, adjusted for earnings, gains and losses allocable thereto, will be returned to the Participant, to the extent they would reduce the Excess Amount.

             (ii) If, after the application of Section 5.2(e)(i), an Excess Amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, Pre-tax Contributions, adjusted for earnings, gains and losses allocable thereto, will be returned to the Participant, to the extent they would reduce the Excess Amount.

             (iii)  If, after the application of Sections 5.2(e)(i) and
             (ii), an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Suspense Account will be used to reduce Matching Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary.

        (f)    For purposes of this Section 5.2:

             (i) "Excess Amount" means for a Participant for each "Limitation Year" the excess, if any, of (i) the Annual Additions that would be credited to his Account under the terms of the Plan without regard to Code Section 415 over
             (ii) the maximum Annual Additions allowed under Code Section 415(c)(1)(A).

             (ii) "Annual Additions" means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

                  (1)  Employer contributions,
                  (2)  Employee contributions,
                  (3)  Forfeitures, and
                  (4)  Amounts described in Section 415(l)(2) and
                       419(A)(d)(3) of the Code.

             (iii)  "Limitation Year" means the Plan Year.

   5.3  NONDISCRIMINATION REQUIREMENTS - Definitions

        For purposes of the remainder of this Article:

        (a) The "Actual Deferral Percentage" means the average of the actual deferral ratios, (calculated separately for each Eligible Employee) of the amount of Pre-tax Contributions actually made by the Eligible Employee for such Plan Year, to the Eligible Employee's Compensation for the period of time during such Plan Year that he participated in the Plan, rounded to the nearest one-hundredth of one percent.

        (b) The "Actual Contribution Percentage" means the average of the actual contribution ratios, (calculated separately for each Eligible Employee) of the amount of Matching Contributions actually made by an Employer for the Eligible Employee for such Plan Year, plus the amount of After-tax Contributions made by the Eligible Employee, during such Plan Year, to such Employee's Compensation for the period of time during such Plan Year in which he participated in the Plan, rounded to the nearest one-hundredth of one percent.

        (c) "Eligible Employee" means any Participant in the Plan and any Employee who would be eligible to make Pre-tax Contributions or After-tax Contributions to the Plan for a Plan Year, but for a suspension due to a distribution, or a failure to elect to participate in the Plan.

        (d) "Excess Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Pre-tax Contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such Contributions permitted under the limitations of Code Section 401(k)(3)(A)(ii).

        (e) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the After-tax Contributions and Matching Contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Code Section 401(m)(2)(A).

        (f) "Highly Compensated Eligible Employee" means an Eligible Employee who is a Highly Compensated Employee.

   5.4  401(K) TESTS FOR PRE-TAX CONTRIBUTIONS

        (a)  GENERAL REQUIREMENTS   The total amount of Pre-tax
        Contributions shall comply with either (1) or (2) below for each Plan Year:

             (1)  The Actual Deferral Percentage for the Highly
                  Compensated Eligible

                  Employees shall not exceed the Actual Deferral
                  Percentage for all other
                  Eligible Employees multiplied by 1.25; or

             (2) The Actual Deferral Percentage for Highly Compensated Eligible Employees shall not exceed the Actual Deferral Percentage of all other Eligible Employees multiplied by 2.0, provided that the Actual Deferral Percentage for the Highly Compensated Eligible Employees does not exceed that of all other Eligible Employees by more than two percentage points.

        (b) The Actual Deferral Percentage for the Plan Year for any Highly Compensated Eligible Employee who is eligible to make Pre-tax Contributions under two or more plans that are qualified under Section 401(a) or 401(k) of the Code and that are maintained by an Employer or an Affiliate, must be determined as if all such deferrals were made under a single plan; except that for Plan Years beginning after December 31, 1989, plans may be aggregated only if they have the same Plan Year.

        (c) The Actual Deferral Percentage of any Highly Compensated Eligible Employee (within the meaning of Section 414(q)(6)(B) of the Code), as determined in accordance with the preceding sentence, shall include the contributions of the family members of such Highly Compensated Eligible Employee.

        (d) In determining whether the requirements Section 5.4(a) of the Plan are met, the Committee may aggregate plans on any basis as permitted under Code Section 401(a)(4) and regulations thereunder.

   5.5  CORRECTION OF EXCESS CONTRIBUTIONS

        (a) If the amount of Pre-tax Contributions made for Highly Compensated Eligible Employees in a Plan Year would not comply with either clause (1) or (2) in Section 5.4(a) above, then the Committee in its discretion may choose either (1), (2) or (3) below, or any combination in order to comply with such tests:

             (1) In determining the Actual Deferral Percentage of Eligible Employees, the Committee may treat Matching Contributions, other than Matching Contributions used to meet the test in Section 5.6(a), as Pre-tax Contributions; or

             (2) The Excess Contributions can, with the consent of the applicable Highly Compensated Eligible Employees, be recharacterized as After-tax Contributions solely for the purposes of Sections 5.4 and 5.6 of the Plan, within 2-1/2 months after the related Plan Year, but only to the extent that it will not cause the limitations in Section 5.6(a) to be exceeded, or

             (3) The Excess Contributions for such Plan Year (including the income, gains and losses attributable to such Contributions as provided in (b) below) shall be distributed by the last day of the following twelve month period to Highly Compensated Eligible Employees on the basis of the respective portions of such Excess Contributions attributable to each Highly Compensated Eligible Employee, determined according to the following leveling method. Beginning with the class of Highly Compensated Eligible Employees that have the highest Actual Deferral Percentage, reduce the Actual Deferral Percentage of such Highly Compensated Eligible Employees to the extent required to cause such Actual Deferral Percentage to equal the Actual Deferral Percentage of the class of Highly Compensated Eligible Employees with the next highest Actual Deferral Percentage. This process is repeated until the Plan satisfies either of the tests in 5.4(a).

        In the event of the complete termination of the Plan during the Plan Year in which Excess Contributions arose, such distributions are to be made after termination of the Plan and before the close of the twelve month period that immediately follows such termination. Any distribution of Excess Contributions may be made without regard to any notice or consent requirements of the Plan.

        (b)  The income, gains and losses allocable to Excess
        Contributions shall be the income, gains and losses attributable to such Excess Contributions for the Plan Year in which they occurred, determined pursuant to Section 401(k)(8) of the Code.

        (c) For purposes of this Section 5.5, a distribution occurring on or before the fifteenth day of the month will be treated as having been made as of the last day of the preceding month and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the following month.

   5.6  401(M) TESTS FOR AFTER-TAX CONTRIBUTIONS AND MATCHING
   CONTRIBUTIONS

        (a)  GENERAL REQUIREMENTS  The total amount of Matching
        Contributions as described in Section 4.3, except for any Matching Contributions used to satisfy the test in Section 5.4(a), plus the total amount of After-tax Contributions as described under Section 4.4, including any amount recharacterized as an After-tax Contribution under Section 5.5(a)(2) above shall comply with either (1) or (2) below for each Plan Year:

             (1) The Actual Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the Actual Contribution Percentage for all other Eligible Employees multiplied by 1.25; or

             (2)  The Actual Contribution Percentage for Highly
             Compensated Eligible Employees shall not exceed (i) the Actual Contribution Percentage of all other Eligible
             Employees multiplied by 2.0, provided that the Actual Contribution Percentage for the Highly Compensated Eligible Employees does not exceed that of all other Eligible
             Employees by more than two percentage points.

        (b) The Actual Contribution Percentage for the Plan Year for any Highly Compensated Eligible Employee who is eligible to receive Matching Contributions or to make After-tax Contributions under two or more plans that are qualified under Section 401(a) or 401(k) of the Code and that are maintained by an Employer or an Affiliate, must be determined as if all such Contributions were made under a single plan; except that for Plan Years beginning after December 31, 1989 plans may be aggregated only if they have the same Plan Year.

        (c) The Actual Contribution Percentage of any Highly Compensated Eligible Employee (within the meaning of Section 414(q)(6)(B) of the Code), as determined in accordance with the preceding sentence, shall include the Contributions of the family members of such Highly Compensated Eligible Employee.

        (d) In determining whether the requirements in Section 5.6(a) are met, the Committee may aggregate plans as permitted under Code Section 401(a)(4) and regulations thereunder.

   5.7  CORRECTION OF EXCESS AGGREGATE CONTRIBUTIONS

        (a) If the amount of Matching Contributions plus After-tax Contributions made for Highly Compensated Eligible Employees in a Plan Year would not comply with either clause (1) or (2) in
        Section 5.6(a) above, then the Committee in its discretion will choose either (1) or (2) below in order to comply with such tests:

             (1) The Pre-tax Contributions of nonhighly compensated Eligible Employees will be recharacterized as Matching Contributions to the extent necessary to comply with either clause (1) or (2) in Section 5.6(a), provided that the
             Section 401(k) test for Pre-tax Contributions (as described in Section 5.4(a)(1) or (2)) and the alternative limitation set forth in Section 5.8 will still be met both before and after such recharacterization; or

             (2) The Excess Aggregate Contributions for such Plan Year (including any income, gains or losses attributable to such Contributions as provided in paragraph (b) below) shall be distributed by the last day of the following twelve month period to Highly Compensated Eligible Employees on the basis of the respective portions of such Excess Aggregate Contributions attributable to each Highly Compensated Eligible Employees, determined according to the following leveling method. Beginning with the class of Highly Compensated Eligible Employees that have the highest Actual Contribution Percentage, reduce the Actual Contribution Percentage of such Highly Compensated Eligible Employees to the extent required to cause their Actual Contribution Percentage to equal the Actual Contribution Percentage of the class of Highly Compensated Eligible Employees with the next highest Actual Contribution Percentage. This process is repeated until the Plan satisfies either of the tests in 5.6(a).

             In the event of the complete termination of the Plan during the Plan Year in which an Excess Aggregate Contribution arose, such distributions are to be made after termination of the Plan and before the close of the twelve month period that immediately follows such termination. Any distribution of Excess Aggregate Contributions may be made without regard to any notice or consent requirements of the Plan.

        (b) The income, gains and losses allocable to Excess Aggregate Contributions shall be such income, gains and losses attributable to such Excess Aggregate Contributions for the Plan Year in which they occurred, determined pursuant to Section 401(k)(8) of the Code.

        (c) For purposes of this Section 5.7, a distribution occurring on or before the fifteenth day of the month will be treated as having been made as of the last day of the preceding month and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the following month.

   5.8  MULTIPLE USE OF ALTERNATIVE LIMITATION

        (a)  If the sum of:

             (i) the Actual Deferral Percentage of the entire group of Highly Compensated Eligible Employees,

             plus

             (ii)  the Actual Contribution Percentage of Highly
             Compensated Eligible Employees
        exceeds the limitation set forth in (b) below (the "Aggregate Limitation"), it shall be corrected as provided in (c) below.

        The determination of the Actual Deferral Percentage for Highly Compensated Eligible Employees and the Actual Contribution Percentage for Highly Compensated Eligible Employees shall be made after the determinations and corrections in Section 5.3 through 5.7 have been made. If plans have been aggregated as permitted under Sections 5.4(d) and 5.6(d), such plans may also be aggregated for purposes of this Section 5.8.

        (b) The Aggregate Limitation shall be the greater of (1) or (2) below

             (1)  the sum of:

                  (i)  1.25 multiplied by the lesser of:
                       (A) the Actual Deferral Percentage for the group of nonhighly compensated Eligible Employees, or
                       (B) the Actual Contribution Percentage for the group of nonhighly compensated Employees

                  Plus

                  (ii)  2 points plus the greater of
                       (A) the Actual Deferral Percentage for the group of nonhighly compensated Eligible Employees, or
                       (B) the Actual Contribution Percentage for the group of nonhighly compensated Eligible Employees,

                  but not exceeding 200% of the greater of (A) or (B).

             (2)  the sum of:

                  (i)  1.25 multiplied by the greater of:
                       (A) the Actual Deferral Percentage for the group of nonhighly compensated Eligible Employees, or
                       (B) the Actual Contribution Percentage for the group of nonhighly compensated Eligible Employees

                  Plus

                  (ii)  2 points plus the lesser of:
                       (A) the Actual Deferral Percentage for the group of nonhighly compensated Eligible Employees, or
                       (B) the Actual Contribution Percentage for the group of nonhighly compensated Eligible Employees,

                  but not exceeding 200% of the lesser of (A) or (B).

        (c) In accordance with Treasury Regulation Section 1.401(m)-2, as revised by IRS Revenue Procedure 89-65, the Committee may reduce the Actual Deferral Percentage of Highly Compensated Eligible Employees by the leveling method described in Section 5.5(a)(3), or reduce the Actual Contribution Percentage of Highly
        Compensated Eligible Employees by the leveling method described in Section 5.7(a)(2), or by any other method allowed by the Internal Revenue Service in subsequent guidance.


                                 ARTICLE VI

                         ALLOCATIONS AND INVESTMENTS


   6.1 RECEIPT OF CONTRIBUTIONS BY TRUSTEE. All contributions to the Trust that are received by the Trustee, together with any earnings thereon, shall be held, managed and administered by the Trustee in accordance with the terms and conditions of this Plan and the Trust agreement.

   6.2  ESTABLISHMENT OF SUBACCOUNTS

        (a) With respect to each Participant, the Committee shall maintain: (1) a Pre-tax Contribution Account to record any contributions made on behalf of a Participant as of the end of a Plan Year, (2) an After-tax Contribution Account to record any After-tax Contributions made on behalf of a Participant as of the end of a Plan Year, (3) a Matching Contribution Account to record Matching Contributions described under Section 4.3 made on behalf of a Participant as of the end of a Plan Year, and (4) a Rollover Account to record any Rollover Contributions made by a Participant pursuant to Section 4.6 of the Plan.

        (b) The maintenance of subaccounts under this Section 6.2 is for accounting purposes only. Any distribution to a Participant, or his Beneficiary under Section 7.4 shall be charged to the appropriate subaccounts of the Participant as of the date of the distribution.

   6.3 ACCOUNT ADJUSTMENTS As of each Valuation Date the value of each Account shall be adjusted on the basis of their then fair market value in accordance with the following rules:

        (a) CONTRIBUTIONS All contributions made during each pay period (pursuant to Sections 4.1, 4.3, 4.4 or 4.6) shall be added to the proper Account of each Participant as of the Valuation Date received by the Trustee.

        (b) WITHDRAWALS Any withdrawal made pursuant to Section 8.3 may be made from any Investment Fund, based on the value as of Valuation Date on which the withdrawal is made, after adding the contributions in (a) above.

        (c) EARNINGS, LOSSES AND LOAN REPAYMENTS As of each Valuation Date, the net earnings or losses shall be determined for each of the Investment Funds described in Section 6.4, adjusted for any costs or expenses payable from the Trust. The amount of such determination shall be allocated as of each Valuation Date to the subaccounts of Participants invested in the respective Investment Funds who had unpaid balances in their subaccounts on such date, but after first adding any loan repayments, any contributions, as described in (a) above, and after reducing each such beginning balance by any loans, and any withdrawals as specified in (b) above.

        (d) DISTRIBUTIONS Subject to Section 6.5, as of each Valuation Date, after (a), (b) and (c) above, any distributions that may be made from any Investment Fund shall be deducted from the proper subaccount of the Participant.

   6.4 INVESTMENT FUNDS Contributions made under this Plan shall be deposited in the Trust for purposes of investment. The Trust may consist of four or more separate Investment Funds reflecting various types of investments that the Committee may from time to time designate, such as an Equity Fund, a Fixed Income Fund, a Money Market Fund, an Employer Common Stock Fund and a Growth and Income Fund.

   Notwithstanding any other provisions of the Plan, assets of the Trust may be invested in any collective investment fund or funds, including common and group trust funds presently in existence or hereafter established. The assets so invested shall be subject to all the provisions of the instruments establishing such funds as they may be amended from time to time, and which are hereby incorporated by reference.

   6.5 INVESTMENT DIRECTED BY PARTICIPANTS The Trustees shall invest and reinvest the subaccounts (other than his Matching Contributions subaccount) as the Participant shall instruct the Committee, and according to the provisions of Section 6.6, by such means of instructions provided by the Committee. The instructions of a Participant shall remain in force until altered by him. As set forth in Section 4.7, no contributions may be authorized by or made for a Participant unless an investment instruction with respect to such contributions is provided by him prior to the date such contributions are authorized or delivered. A Participant shall not be allowed to withdraw all prior investment instructions unless simultaneous therewith he delivers new investment instructions. All amounts in all Matching Contribution subaccounts shall be invested in the Employer Common Stock Fund.

   6.6  INVESTMENT OF CONTRIBUTIONS

        (a) Except as provided in subparagraph (c) below, a Participant may change his investment designation for new contributions (other than Matching Contributions) as follows:

                  (i) changes made during the first 15 days of any calendar month shall be effective on the valid trading date occurring on or next following the 27th day of that calendar month; and

                  (ii) changes made on or after the 16th day of any
             calendar month shall be effective on the valid trading date occurring on or next following the 6th day of the next following calendar month.

        (b) A Participant may transfer portions of his existing subaccounts (other than his Matching Contributions Subaccount) among the permitted funds in any amount that equals or exceeds the lesser of (1) $250, and (2) the balance of the applicable existing subaccount from which the transfer is made. Any such transfer shall be effective as of the next following Valuation Date except as provided in subparagraph (c) below.

        (c) Changes in investment designation in the Employer Common Stock Fund may only be made effective as of the first business day of each Plan Quarter, except that any amounts attributable to Matching Contributions, including any earnings thereon, can never be transferred.

                                 ARTICLE VII

                                  BENEFITS


   7.1 TERMINATION OF EMPLOYMENT If a Participant's employment with all Employers and Affiliates is terminated for any reason other than death or Disability, he shall be entitled to receive his entire Account Balance (reduced by any amount attributable to an outstanding loan made by the Participant pursuant to Section 8.4), subject to the provisions of Section 7.4.

   7.2 DISABILITY Upon incurring a Disability, a Participant shall be entitled to receive his entire Account Balance (reduced by any amount attributable to an outstanding loan made by the Participant pursuant to Section 8.4), subject to the provisions of Section 7.4.

   7.3 DEATH In the event a Participant's employment with all Employers and Affiliates is terminated because of death, the Participant's Beneficiary shall be entitled to receive his entire Account Balance (reduced by any amount attributable to an outstanding loan made by the Participant pursuant to Section 8.4), subject to the provisions of
   Section 7.4.

   7.4  PAYMENT OF BENEFITS

        (a) FORM All amounts distributed from a Participant's Account following termination of employment shall be distributed in one lump sum amount, in cash, or, if elected by the Participant or Beneficiary, in shares of Employer Common Stock based on the numbers of whole shares allocated to the Employer Common Stock Fund for the Participant. The Committee shall provide each recipient receiving such payment a notice which specifies certain information regarding the federal income tax treatment of Plan benefits.

        (b) COMMENCEMENT OF DISTRIBUTIONS Distributions to a Participant, or his Beneficiary, entitled to payments under the Plan shall commence as soon as practicable following the later of the date on which the elections specified in paragraph (a) above and (c) below occurs or the date of termination of employment, retirement, death, or upon incurring a Disability. Notwithstanding the foregoing, distributions shall commence no later than 120 days after the later of the Participant's 65th birthday or termination of employment, subject to the following rules:

             (i) Payments due under the Plan shall not be made later than April 1 of the calendar year following the year in which the Participant attains age 70-1/2.

             (ii) If the amount payable under the Plan to any Participant or Beneficiary is less than or equal to $3,500, the Committee will direct that such amount be paid in a lump sum, as soon as practicable, in full satisfaction and release of all further rights of the Participant or Beneficiary to receive any benefits under the Plan.

        (c) Notwithstanding the preceding provisions of this Section, if a Participant's Account Balance at the time for distribution exceeds $3,500, then neither such distribution nor any subsequent distribution shall be made to the Participant at any time prior to the first to occur of his 65th birthday and the date of his death without his written consent. The preceding sentence shall not apply with respect to the distribution of the Account Balance of a deceased Participant. A Participant who does not consent to a distribution shall be entitled to request a distribution of all of his Account Balance, at any time prior to the first to occur of his 65th birthday and the date of his death by written instrument delivered to the Committee at least 120 days prior to the Valuation Date as to which such requested distribution is to be determined.

        (d) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, distribution of the Participant's Account may, pursuant to the preceding clauses of this paragraph, commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty
             (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                  (2) the Participant, after receiving the notice, affirmatively elects a distribution.

   7.5  DESIGNATION OF BENEFICIARY

        (a) PROCEDURE Subject to the provisions of paragraph (b), each Participant may designate any person or person (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his Beneficiary to whom his Plan benefits are paid if he dies before receipt of such benefits. Each designation shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.

        Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary except as provided in paragraph (b) below.

        (b) SPOUSAL CONSENT No Beneficiary designation shall be effective under the Plan unless the Participant's spouse consents in writing to such designation, and the spouse's signature is witnessed by a Plan representative or a notary public. Consequently, any Beneficiary designation previously made by a Participant shall be automatically revoked upon the marriage or remarriage of a Participant.

        A spouse's consent shall be valid under this Plan only with respect to the specified Beneficiary designated. If the Beneficiary is subsequently changed, a new consent by the spouse will be required unless the spouse's previous consent permits the Participant to change the designation without the spouse's further consent.

        Notwithstanding the above, spousal consent shall not be required if:

             (1)  the spouse is designated as the sole primary
             Beneficiary by the Participant or

             (2) it is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no spouse or because the spouse cannot be located. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent. Also if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

        (c) If a Participant fails to designate a Beneficiary, if such designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant, his benefits otherwise payable pursuant to this Section shall be paid:

             (1)  to his surviving spouse, or if none,

             (2)  to his descendants, PER STIRPES, or if none,

             (3)  to his father and mother, in equal parts, or if none,

             (4) to his brothers and sisters, in equal parts, or if none,

             (5)  to his estate.

        (d) The Committee may determine the identity of the distributees of any benefit payable under the Plan and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient. Any payment made in accordance with this Section
        7.5 shall be a complete discharge of obligations of the Committee and the Employers to the extent of such payment without regard to the application of any payment so made.

   7.6  ROLLOVER DISTRIBUTIONS

        (a) This Section 7.6 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

        (b)  Definitions.

             (i) "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

             (ii) "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

             (iii) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

             (D) "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

   7.7 MINIMUM DISTRIBUTION LIMITATIONS. Notwithstanding anything to the contrary contained elsewhere in the Plan:

        (i) The payment of benefits under the Plan to any Participant will:

             (A) be distributed to him not later than the Required Distribution Date (as defined in paragraph (iii), or

             (B) be distributed to him commencing not later than the Required Distribution Date in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary.

        (ii) (A) If the Participant dies after distribution to him has commenced pursuant to subparagraph (i)(B) but before his entire interest in the Plan has been distributed to him, the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution being used under subparagraph
        (i)(B) at the date of his death.

             (B) If the Participant dies before distribution to him has commenced pursuant to subparagraph (i)(B), then, except as provided in paragraphs (ii)(C) and (ii)(D), his entire interest in the Plan will be distributed within five years after his death.

             (C) Notwithstanding the provisions of subparagraph (ii)(B), if the Participant dies before distribution to him has commenced pursuant to subparagraph (i)(B), and if any portion of his interest in the Plan is payable (I) to or for the benefit of a Beneficiary, (II) in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Beneficiary, and (III) beginning not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may prescribe by regulations, then the portion of his interest referred to in this subparagraph (ii)(C) shall be treated as distributed on the date on which such distributions begin.

             (D) Notwithstanding the provisions of subparagraphs (ii)(B) and (ii)(C), if the Beneficiary referred to in subparagraph
        (ii)(C) is the spouse of the Participant, then:

                  (I) the date on which the distributions are required to begin under subparagraph (ii)(C)(III) shall not be earlier than the date on which the Participant would have attained age 70-1/2, and

                  (II) if the spouse dies before the distributions to
             that spouse begin, then this subparagraph (ii)(D) shall be applied as if the spouse were the Participant.

        (iii) For purposes of this Section, the Required Distribution Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 provided, however, if the Participant attained age 70-1/2 in calendar year 1988, the Required Distribution Date means April 1, 1990, and further provided if the Participant attained age 70-1/2 prior to January 1, 1988, the Required Distribution Date means the April 1 following the later of the calendar year in which the Participant: (A) attains age 70-1/2, or (B) terminates service with all Employers and Affiliates, unless he is a 5% owner (as defined in Section 416 of the Code) of an Employer with respect to the Plan Year ending in the calendar year in which he attains age 70-1/2, in which case clause (B) shall not apply.

        (iv) For purposes of this Section, the life expectancy of a Participant and his spouse may be redetermined, but not more frequently than annually. This paragraph (iv) shall not apply in the case of a single life annuity.

                                ARTICLE VIII

                            WITHDRAWALS AND LOANS


   8.1 DISTRIBUTION AT AGE 59-1/2 A Participant may elect an in-service distribution of any amount up to his entire Account Balance on or after he has attained age 59-1/2, subject to the provisions of Section 7.4.

   8.2 WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS A Participant may, upon written request to the Committee, make withdrawals in cash from either his After-tax Contribution Account or his Rollover Contribution Account as of the end of any calendar month but only once in any twelve-month period. No such withdrawal shall be less than $1,000 in amount unless it is for the entire balance withdrawable.

   8.3  HARDSHIP WITHDRAWALS

        (a) A Participant may withdraw all or any part of the amount credited to his Pre-tax Contribution Account (excluding on and after January 1, 1989, any earnings credited to his Pre-tax Contributions) to meet a financial hardship as described in this Section. Such withdrawals may not be made more frequently than once a year, except withdrawals for tuition payments may be made as indicated in clause (b)3. The Participant's request for a withdrawal shall be in writing on a form prescribed by the Committee. All rules governing withdrawal privileges shall be administered by the Committee in a uniform manner, and are subject to the claims procedure described in Section 10.6.

        (b) Financial hardship shall be determined in accordance with rules established by the Committee, and shall include the following list of events or circumstances:

             (1) The purchase (excluding mortgage payments) of a principal residence;

             (2) Medical expenses (described in Code Section 213(d)) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for any of those persons to obtain medical care described in Code Section 213(d);

             (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, his children or dependents;

             (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

             (5) Any other need as the Committee determines to be a hardship expressly specified in rules announced by the Commissioner of Internal Revenue issued under Section 401(k) of the Code; and

             (6) Amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

        (c) A distribution that is not for one of the specified reasons set forth in the preceding paragraph (b) will be deemed due to a financial hardship if the Committee reasonably determines, based on written representations and evidence received from the Participant, that the distribution is for a financial hardship and that the amount requested does not exceed the amount needed to meet the financial hardship. In making such determination, the Committee shall rely upon the Participant's written representation that the need cannot reasonably be relieved:

             (1) through reimbursement or compensation by insurance or otherwise;

             (2) by liquidation of the Participant's assets, including assets of his spouse or children to the extent available to him, to the extent liquidation of such assets will not itself create a financial need;

             (3) from amounts available from the Participant's After-tax Contribution Account; and

             (4) by other distributions or non-taxable (at the time of the loan), loans from plans maintained by the Employer and its Affiliates, or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

             A need cannot reasonably be relieved by any action described in clauses (1) through (4) if the effect of such action would be to increase the amount of the need.

        (d) In no event may any distribution be made for a financial hardship pursuant to this Section unless the following conditions have been satisfied:

             (1) The Participant has first obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under the Plan and all other plans maintained by the Employer and its Affiliates;

             (2) The Participant is prohibited from making any Pre-tax Contributions or After-tax Contributions to this Plan, or contributions to any other plan of the Employer or its

             Affiliates (excluding health and welfare plans) during the 12 month period beginning with the date of receipt of a hardship distribution under this Section; and

             (3) The Participant is prohibited from making Pre-tax Contributions for his taxable year immediately following the taxable year of the hardship distribution in excess of the limit described in Section 5.1, reduced by the amount of the Participant's Pre-tax Contributions for the taxable year of the hardship distribution.

   8.4  LOANS TO PARTICIPANTS

        (a) The Trustee may loan any Participant who has participated in the Plan for at least twelve months (and any former Participant who is a Party-in-Interest as defined in Section 3(14) of ERISA whose Account Balance has not been distributed), up to the amount described in paragraph (b) below, upon written application according to such rules as the Committee may from time to time establish that are hereby incorporated and made a part of this Plan, and subject to paragraphs (c) through (f) below.

        (b) The maximum amount of the loan, when added to the outstanding balance of all other loans made to the Participant from all qualified Plans maintained by the Employer and all Affiliates, shall not exceed the lesser of:

             (1)  $50,000, reduced by the excess (if any) of:

                  (A) the highest outstanding balance during the one-year period ending immediately preceding the date of the loan, over

                  (B) the outstanding balance on the date of the loan, of all such loans from all such plans;

             (2) 50% of the amount to which the Participant would be entitled under such Participant's Pre-tax Contribution Account, Matching Contribution Account and Rollover Account maintained on behalf of the Participant under the Plan if he were to terminate his employment with all Employers and Affiliates on the date of the loan.

        (c)  The minimum amount of the loan is at least $1,000.

        (d) Loans may not be made from any amount held in the Participant's Matching Contribution Account or his After-tax Contribution Account.

        (e) Each loan must be evidenced by a written note in a form approved by the Committee, shall bear interest at a reasonable rate commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan. The note shall be evidence of the Participant's indebtedness, which indebtedness shall be secured by such Participant's Account under the Plan in an amount not to exceed 50% of the present value of the Participant's Pre-tax Contribution Account, Matching Contribution Account and Rollover Account Balance as determined immediately after the origination of the loan to the Participant.

        (f) Each loan shall specify a repayment period that shall not extend beyond five years. However, a repayment period of up to 30 years may be established for a loan used to acquire any dwelling unit that within a reasonable amount of time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

        (g) Each Participant shall agree to make loan repayments through automatic salary deductions throughout the repayment period.

        (h) A Participant may have only one outstanding loan at any given time and only one loan may be granted to a Participant in any twelve month period. An outstanding loan shall be considered in default if, at the end of three consecutive months, no loan payment has been made, except for any Participant on an unpaid leave of absence. A loan default of a Participant on an unpaid leave of absence shall not occur until 1 year following the date of the first delinquent payment.

        (i) The provisions of this Section 8.4 shall apply to former Participants who are Parties In Interest (as defined in Section 3(14) of ERISA) and who retain Account Balances in the Plan following termination of employment. Payments of principal and interest on a loan to such former Participant shall be made by personal check in equal quarterly (or more frequent) installments. A loan to a former Participant shall become payable in full on the date such Participant receives a final distribution of his Account Balance.

        (j) Each such loan shall be a first lien against the Account of the borrowing Participant. If (i) any portion of the loan is outstanding and (ii) an event occurs pursuant to which the Participant, his estate, or his Beneficiaries will receive a distribution from the Participant's Account under the provisions of the Plan, then the Participant, if living, shall pay to the Trustee an amount equal to the portion of the loan then outstanding, including all accrued interest thereon, and the Participant shall then receive the full amount of the distribution under the provisions of the Plan to which he is otherwise entitled. If the Participant is not then living, or if the Participant does not make full payment of the portion of the loan then outstanding within 90 days after the date of the event pursuant to which the distribution is to be made, then such distribution, to the extent necessary to liquidate the unpaid portion of the loan, shall be made to the Trustee as payment on the loan. No distribution shall be made to a Participant, his estate, or his Beneficiaries in an amount greater than the excess of the portion of his Account otherwise distributable over the aggregate of the amounts owing with respect to such loan plus interest, if any, thereon, taking into consideration any portion of the loan paid by the Participant pursuant to the provisions of this paragraph.


                                 ARTICLE IX

                                 TRUST FUND


   All contributions made by an Employer under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, contributions made by an Employer are expressly conditioned upon the initial qualification of the Plan under the Internal Revenue Code, and are expressly conditioned upon the deductibility under Section 404 of the Internal Revenue Code.

   All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by an Employer.

   No Employer shall have any right, title, or interest in or to the contributions made to the Trustee, and no part of the Trust Fund shall ever revert or be repaid to any Employer, either directly or indirectly, except as provided in Section 12.4. However, without regard to the foregoing provisions of this section:

        (a) If a contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code, and the Plan receives an adverse determination with respect to its initial qualification, the Trustee shall, upon written request of an Employer, return to the Employer the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

        (b) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of an Employer, return the contribution (to the extent disallowed) to the Employer within one year after the date the deduction is disallowed;

        (c) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of the Employer, return the contribution or such portion to the Employer within one year after the date of payment to the Trustee; and

        (d) Earnings attributable to amounts to be returned to an Employer pursuant to subsection (b) or (c) above shall not be returned, and losses attributable to amounts to be returned pursuant to subsection (b) or (c) shall reduce the amount to be so returned.


                                  ARTICLE X

                               ADMINISTRATION


   10.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration The fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. Each Employer shall have the sole responsibility for the Matching Contributions provided for under
   Section 4.3. The Company shall have the sole authority to appoint and remove the Trustee, and members of the Committee and to amend or terminate, in whole or in part, the Plan or the Trust. The Company shall have the responsibility for the administration of the Plan, with the assistance of the Committee, which responsibility is specifically described in the Plan and the Trust. The Trustee shall have the sole responsibility to perform custodial responsibilities with respect to the Trust and shall have the sole responsibility for the management of the assets held under the Trust, all as specifically provided in the Trust.

   Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information, or action. Furthermore, each fiduciary may rely upon any such direction, information, or action of another fiduciary as being proper under the Plan or the Trust, and is not required under the Plan or the Trust to inquire into the propriety of any such direction, information, or action. It is intended under the Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

   10.2 APPOINTMENT OF COMMITTEE A Committee consisting of from one to seven persons shall be appointed by and serve at the pleasure of the Board of Directors of the Company to assist in the administration of the Plan. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

   10.3 COMMITTEE POWERS AND DUTIES The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

        (a) to construe and interpret the Plan in their complete discretion in a nondiscriminatory manner, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

        (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

        (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

        (d) to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

        (e) to furnish the Participants, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

        (f) to receive, review and keep on file (as it deems convenient or proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee;

        (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

   10.4 RULES AND DECISIONS The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, an Employer, the legal counsel of an Employer or the Trustee. Any determination by the Committee shall presumptively be conclusive and binding on all persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to an Employee's date and length of employment, time and amount of Compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Employees.

   10.5 COMMITTEE ACTION The Committee may act at a meeting or in writing without a meeting. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. By appropriate action the Committee may authorize one or more of its members to execute documents on its behalf, and the Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that such authorization has been revoked by the Committee.

   10.6 CLAIMS PROCEDURE Claims for benefits under the Plan shall be made in writing to the Committee. If the Committee wholly or partially denies a claim for benefits, the Committee shall, within a reasonable period of time, but no later than 90 days after receiving the claim, notify the claimant in writing of the denial of the claim. If the Committee fails to notify the claimant in writing of the denial of the claim within 90 days after the Committee receives it, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain:

        (a)  the specific reason or reasons for denial of the claim;

        (b) a specific reference to the pertinent Plan provisions upon which the denial is based;

        (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

        (d) an explanation of the Plan's review procedure. Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if the Committee deems one necessary. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than 60 days after receiving the claimant's request for review, unless, in the discretion of the Committee, special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the sixty-day period may be extended to 120 days. The Committee shall notify the claimant in writing of any such extension. The decision upon review shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by the claimant, and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

   10.7 FACILITY OF PAYMENT Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

   10.8 LIMITATION OF LIABILITY Notwithstanding any other provision of the Plan or the Trust, no Employer nor member of the Committee, or an individual acting as an employee or agent of any of them, shall be liable to any Participant or former Participant, or any Beneficiary or spouse of any Participant or former Participant, for any claim, loss, liability or expense incurred in connection with the Plan or the Trust, except when the same shall have been judicially determined to be due to the willful misconduct of such person.

   10.9 INDEMNITY. The Company shall indemnify and hold harmless each member of the Committee, or any employee of an Employer or any individual acting as an employee or agent of any of them or of an Employer (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement with respect to the Plan or the Trust) from any and all claims, losses, liabilities, costs and expenses (including attorneys' fees) arising out of any actual or alleged act or failure to act with respect to the administration of the Plan or the Trust, except that no indemnification or defense shall be provided to any person with respect to any conduct that has been judicially determined, or agreed by the parties, to have constituted willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled. In connection with the indemnification provided by the preceding sentence, expenses incurred in defending a civil or criminal action, suit or proceeding, or incurred in connection with a civil or criminal investigation, may be paid by the Company in advance of the final disposition of such action, suit, proceeding, or investigation, as authorized by the Committee in the specific case, upon receipt of an undertaking by or on behalf of the party to be indemnified to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company pursuant to this paragraph.

   10.10 SEVERABILITY. Each of the Sections contained in the Plan, and each provision in each Section, shall be enforceable independently of every other Section or provision in the Plan, and the invalidity or unenforceability of any Section or provision shall not invalidate or render unenforceable any other Section or provision contained herein. If any Section or provision in a Section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the Section or provision to produce its nearest enforceable economic equivalent.


                                 ARTICLE XI

                                MISCELLANEOUS


   11.1 ACTION BY COMPANY Any action required or permitted to be taken by the Company under this Plan shall be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

   11.2 NONGUARANTEE OF EMPLOYMENT Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.

   11.3 NONGUARANTEE OF BENEFITS Nothing contained in the Plan or the Trust shall constitute a guaranty by an Employer, the Committee or the Trustee that the assets of the Trust Fund will be sufficient to pay any benefit under the Plan to any person.

   11.4 RIGHTS TO TRUST ASSETS No Employee or Beneficiary shall have the right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the fiduciaries shall be liable therefor in any manner.

   11.5 INTEREST NONTRANSFERABLE

        (a) Except as provided in this Section, no interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings. The Account of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of any qualified domestic relations order, as that term is defined in Section 414(p) of the Code, and the Committee shall direct the Trustee to provide for payment from a Participant's Account in accordance with such order and with the provisions of Section 414(p) of the Code and any regulations promulgated thereunder. A payment from a Participant's Account may be made to an alternate payee (as defined in Section 414(p)(8) of the Code) prior to the date the Participant reaches his earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) if such payments are made pursuant to a qualified domestic relations order. All such payments pursuant to a qualified domestic relations order shall be subject to reasonable rules and regulations promulgated by the Committee respecting the time of payment pursuant to such order and the valuation of the Participant's Account or Accounts from which payment is made; provided, that all such payments are made in accordance with such order and Section 414(p) of the Code. An alternate payee shall receive his distribution in a lump sum payable within ninety (90) days after the date such qualified domestic relations order is received by the Committee. The balance of an Account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

        (b) Notwithstanding the preceding paragraph of this Section, if any Participant borrows money from the Trustee pursuant to
        Section 8.4 of the Plan, the Trustee and the Committee shall have all rights to collect upon such indebtedness as are granted pursuant to Section 8.4 and any agreements or documents executed in connection with such loan.

   11.6 NONFORFEITABILITY OF BENEFITS Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant during his lifetime of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

   11.7 CONTROLLING LAW Except to the extent superseded by the laws of the United States, the laws of the state of Indiana will be controlling in all matters relating to this Plan.


                                 ARTICLE XII

                         AMENDMENTS AND TERMINATION


   12.1 AMENDMENT OR TERMINATION The Company reserves the right to alter, amend, modify or revoke or terminate this Plan and any Trust that may be established by it that do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with applicable law.

   12.2 MERGER OR CONSOLIDATION In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant or Beneficiary shall receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

   12.3 DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS In the event of a permanent discontinuance of contributions to the Plan by an Employer, the Accounts of all Participants employed by such Employer shall, as of the date of such discontinuance, be 100% vested and nonforfeitable.

   12.4 LIQUIDATION OF THE TRUST FUND Upon termination of the Plan, the Accounts of all Participants affected thereby shall be fully vested, and the Committee may direct the Trustee: (a) to continue to administer the Trust Fund and pay Account Balances in accordance with
   Section 7.4 to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated, or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants and Beneficiaries in proportion to their respective Account Balances.

   12.5 MANNER OF DISTRIBUTION Upon termination of the Plan, distribution shall be made in cash or Employer Common Stock in a manner consistent with the requirements of Section 7.4.


                                ARTICLE XIII

                            TOP HEAVY PROVISIONS


   13.1 GENERAL Notwithstanding anything herein to the contrary, the provisions of this Article XIII shall apply during any Top Heavy Plan Year.

   13.2 DEFINITIONS For purposes of this Article XIII, the following terms shall have the meanings specified unless the context clearly indicates another meaning:

        (a) "Aggregate Account" as of the Determination Date means with respect to a Participant the sum of:

             (1) the entire amount in each of his Accounts as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date;

             (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

             (3) any Plan distribution made within the Plan Year that includes the Determination Date or within the four preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account Balance as of the Valuation Date.

             (4) any Employee contributions, whether voluntary or mandatory.

        (b) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined:

             (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of an Employer in which a Key Employee is a participant, and each other plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sec-tions 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

             In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

             (2) Permissive Aggregation Group: The Employers may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) or 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

             (3) Only those plans of the Employers in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

        (c) "Determination Date," as applied to any Plan Year, means the last day of the preceding Plan Year with respect to this Plan and each Aggregated Plan; provided, however, that the Present Value of Accrued Benefits for any defined benefit plan shall be determined as of the Top Heavy Valuation Date. In the case of the first Plan Year, the Determination Date shall be the last day of such Plan Year.

        (d) "Key Employee" means any Employee meeting the definition of "key employee" contained in Section 416(i)(1) of the Code and Treasury Regulations.

        (e)  "Non-Key Employee" means any Employee who is not a Key
        Employee.

        (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be as determined under the provisions of such defined benefit plan.

        (g) "Super Top Heavy Plan" means that, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

        (h) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

             (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

             (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

        (i) "Top Heavy Plan" means, for any Plan Years, that, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

        (j) "Top Heavy Plan Year" means that, for a particular Plan Year, the Plan is a Top Heavy Plan.

        (k) "Top Heavy Valuation Date" means the most recent Valuation Date which is within a 12-month period ending on the Determination Date.

   13.3 DETERMINATION OF TOP HEAVY STATUS

        (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

        If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group).

        (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

   13.4 MINIMUM BENEFIT

        (a) Notwithstanding the provisions of Article IV, for any Top Heavy Plan Year, a Non-Key Employee Participant shall be entitled to an allocation to his account equal to three percent (3%) of his Compensation; provided, however, that such allocation percentage shall not exceed the percentage at which Employer contributions (not attributable to a salary reduction or similar arrangement) are made (or required to be made) under the Plan for the Key Employee for whom the percentage is highest for the Plan Year.

        (b) For purposes of determining the percentage at which contributions are made for Key Employees:

             (1) the sum of contributions (including those attributable to a salary reduction or similar arrangement) and forfeitures made on behalf of each Key Employee shall be divided by so much of his total Compensation for the Top-Heavy Plan Year as does not exceed $150,000 (or such other amount as may be prescribed by regulations under Section 416 of the Internal Revenue Code), and

             (2) all defined contribution plans of the Employers required to be aggregated under Section 416 (g)(2)(A)(i) shall be treated as one plan and the contributions thereunder aggregated as to each Key Employee.

        (c) For purposes of this Section only, Non-Key Employee Participants shall be those Participants who have not separated from service with an Employer by the end of the Top Heavy Plan Year and, in addition, shall also mean those Employees who have failed to complete 1,000 Hours of Service or the equivalent. A Non-Key Employee Participant will not be excluded from an allocation pursuant to this Section for a Plan Year merely because his Compensation is less than a stated amount or because he has declined to make Pre-tax Contributions for such Plan Year.

   13.5 NON-DUPLICATION OF MINIMUM BENEFIT Notwithstanding the Minimum Benefit provision of Section 13.4, a Non-Key Employee who would otherwise be entitled to a minimum benefit under the top heavy provisions of any defined benefit plan maintained by the Employers but for his participation in this plan, shall, in lieu of such other defined benefit plan minimum benefit, be entitled to a minimum benefit under this Plan equal to five percent (5%) of his Compensation for each Top Heavy Plan Year in which he is Participant, up to a maximum of ten (10) Top Heavy Plan Years, and thereafter a minimum contribution equal to three percent (3%) of his Compensation for each additional Top Heavy Plan Year in which he is a Participant.

   13.6 TOP HEAVY LIMITATION For any Top Heavy Plan Year, with respect to each Key Employee who is a Participant in both this Plan and any defined benefit plan included in a Top Heavy Group, the aggregate limit of 1.25% described in Section 5.2 shall be reduced to 1.00%.

   13.7 TRANSITION RULE In the event the aggregate limit calculated pursuant to Section 5.2 shall be exceeded with respect to any individual for a Top Heavy Plan Year, there shall be no Employer contributions, forfeitures, voluntary nondeductible contributions, or benefit accruals for such individual until such time as the aggregate limit is not exceeded.

   13.8 VESTING Notwithstanding the provisions of Section 7.3, for any Top Heavy Plan Year, any Participant who separates from the service of all Employers and all Affiliates shall have, as of the date thereof, a vested right to his entire Account Balance.

                                 ARTICLE XIV

                                PLAN ADOPTION


   14.1 ADOPTION PROCEDURE With the written consent of NIPSCO Industries, Inc., any Affiliate may adopt the Plan and the Trust for its eligible employees by appropriate resolution, that shall specify the effective date of such adoption and that may contain such changes and variations in Plan terms as NIPSCO Industries, Inc. approves. Any such adoption shall be contingent upon a determination by the Internal Revenue Service that such resolution, in conjunction with this Plan and with the Trust, constitutes a qualified plan and trust under applicable provisions of the Code. An Employer adopting the Plan shall compile and submit all information required by the Trustee with reference to its Eligible Employees.

   14.2 JOINT EMPLOYERS If an Employee receives Compensation simultaneously from more than one participating Employer, the total amount of such Compensation shall be considered for the purposes of the Plan as having been paid by one participating Employer and the respective participating Employers shall share proratably in contributions to the Plan on account of said Employee.

   14.3 EXPENSES Each participating Employer shall pay such part of actuarial and other necessary expenses incurred in the administration of the Plan as the Trustee shall determine.

   14.4 WITHDRAWAL A participating Employer may withdraw from the Plan at any time by giving written notice of its intention to NIPSCO Industries, Inc. and the Trustee prior to the effective date of withdrawal; provided, however that such withdrawal may be subject to the provisions of Article XII.

   14.5 SUPERSEDED PLANS If an Employer adopting the Plan already maintains a pension plan covering employees who will be covered by the Plan, it may, with the consent of NIPSCO Industries, Inc., provide in its resolution adopting this Plan for the merger, restatement and continuation, without discontinuance or termination, of its plan by this Plan.

   IN WITNESS WHEREOF, this Amendment and Restatement of the Plan is hereby executed on this 29th day of December, 1994, by the duly authorized officer of the Company, to be effective as of January 1, 1989.



                            NORTHERN INDIANA PUBLIC SERVICE COMPANY



                            By:   /s/ Patrick J. Mulchay
                                 ---------------------------------------

                            Its: Executive Vice President and Chief
                                 Operating Officer
                                 ----------------------------------------

                               FIRST AMENDMENT
                                     TO
                           NIPSCO INDUSTRIES, INC.
                          TAX DEFERRED SAVINGS PLAN
                          -------------------------

        WHEREAS, Northern Indiana Public Service Company (the "Company")

   established the Northern Indiana Public Service Company Tax Deferred

   Savings Plan effective May 1, 1984 ("Plan"), and amended and restated

   the Plan effective January 1, 1989, as the NIPSCO Industries, Inc. Tax

   Deferred Savings Plan; and

        WHEREAS, the Company has reserved the right to amend the Plan;

   and

        WHEREAS, it is desirable to amend the Plan in certain respects;

        NOW THEREFORE, the Plan is hereby amended, effective January 1,

   1989 (except where otherwise indicated), as follows:

        1.   The following sentences are added at the end of Section 2.7:

                  In determining the Compensation of a Participant for
             purposes of the foregoing limitation set forth in Section 401(a)(17) of the Code, the rules of Section 414(q)(6) of the Code shall apply with respect to family members of the Participant, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the applicable Plan Year. If, as a result of the application of such rules, the adjusted limitation set forth in Section 401(a)(17) of the Code is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of such limitation.

        2.   The first paragraph of Section 2.11 is amended, effective

   May 1, 1996, to read as follows:

                  2.11 EMPLOYEE.  Any person who is employed by an
             Employer and on whose behalf contributions are being made by such Employer under the Federal Insurance Contribution Act and who is not included in a unit of employees covered by an agreement between employee representatives and any Employer unless the collective bargaining agreement provides that such Employees are entitled to participate in the Plan or unless the Employer otherwise directs in a written instrument submitted to the Trustee.

        3. The last sentence of Section 2.11 is amended to read as follows:

                  If a leased employee subsequently becomes an Employee
             and thereafter participates in the Plan, he shall receive credit for participation under Article III for his period of employment as a leased employee, except to the extent that the following requirements are satisfied with respect to such Employee while he was a leased employee:

                       (a) the Employee was covered by a plan that was maintained by the leasing organization and that meets the requirements of the following sentence, and

                       (b) leased employees do not constitute more than 20% of the work force of the Employer that consists of Employees who are not Highly Compensated Employees.

             A plan referred to in the preceding sentence must (a) be a money purchase pension plan with a nonintegrated employer contribution rate for each participant of at least 10% of compensation, (b) provide for full and immediate vesting, and (c) provide for immediate participation by each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization).

        4.   The following sentence is added at the end of Section 2.14:

                  For purposes of this Section, a former Employee shall
             be treated as a Highly Compensated Employee if:

                       (a) such former Employee was a Highly Compensated Employee when he terminated employment with the Employer, or

                       (b) such former Employee was a Highly Compensated Employee at any time after he attained the age of 55 years.

        5. Clause (2) of paragraph e of Section 3.4 is amended to read as follows:

                  2. the first anniversary of the first day of the period in which an Employee remains absent from service (with or without pay) for any reason other than quitting, retirement, discharge or death). Notwithstanding the prior sentence, the Severance Date of an individual who is absent from service beyond the first anniversary of the first day of absence by reason of a maternity or paternity absence is the second anniversary of the first day of such absence.
             The period between the first and second anniversaries of the first day of absence is neither a period of service nor a Break in Service. A maternity or paternity absence is the absence of an Employee from work for any period:

                       (i)  by reason of the pregnancy of the Employee;

                       (ii) by reason of the birth of a child of the Employee;

                       (iii) by reason of the placement of a child with
                  the Employee in connection with the adoption of such child by such Employee; or

                       (iv) for purposes of caring for such child for a
                  period beginning immediately following such birth or placement.

        6.   The following paragraphs are added at the end of Section
   5.4:

                  (e) Pre-tax Contributions will be taken into account for purposes of determining the Actual Deferral Percentage of any Eligible Employee for a Plan Year only if such Pre-tax Contributions relate to Compensation that either (1) would have been received by the Eligible Employee in such Plan Year (but for the election to make the Pre-tax Contributions), or (2) is attributable to services performed by the Eligible Employee in such Plan Year and would have been received by the Eligible Employee within two and one-half months after the end of such Plan Year (but for the election to make such Pre-tax Contributions).

                  (f) Pre-tax Contributions will be taken into account for purposes of determining the Actual Deferral Percentage of an Eligible Employee for a Plan Year only if such Pre-tax Contributions are allocated to the Pre-tax Contributions Account of the Eligible Employee as of a date that occurs within such Plan Year. For this purpose, Pre-tax Contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent upon participation or performance of services after such date and the Pre-tax Contributions are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the Pre-tax Contributions relate.

        7. Clause (3) of paragraph (a) of Section 5.5 is amended to read as follows:

                  (3) The Excess Contributions for such Plan Year (including the income, gains and losses attributable to such Contributions as provided in paragraph (b) below), shall be distributed by the last day of the following twelve month period to Highly Compensated Eligible Employees on the basis of the respective portions of such Excess Contributions attributable to each Highly Compensated Eligible Employee, determined according to the following leveling method: the Actual Deferral Percentage of the Highly Compensated Eligible Employee with the highest Actual Deferral Percentage shall be reduced to the extent necessary to satisfy either of the tests set forth in paragraph (a) of
             Section 5.4, or to cause such Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Eligible Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies either of the tests set forth in paragraph (a) of Section 5.4. Following completion of this process the amount of Excess Contributions for each Highly Compensated Eligible Employee shall be equal to the total of the Pre-tax Contributions and Matching Contributions taken into account in determining his Actual Deferral Percentage minus the product of the Highly Compensated Eligible Employee's reduced Actual Deferral Percentage and the Highly Compensated Eligible Employee's Compensation.

        8.   The following paragraphs are added at the end of Section
   5.5:

                  (d) The amount of Excess Contributions to be distributed to, or recharacterized with respect to, a Highly Compensated Eligible Employee for a Plan Year, shall be reduced by any Excess Contributions previously distributed to the Highly Compensated Eligible Employee for the taxable year of the Highly Compensated Eligible Employee ending with or within the same Plan Year, and Excess Contributions to be distributed to a Highly Compensated Eligible Employee for a taxable year of the Highly Compensated Eligible Employee shall be reduced by Excess Contributions previously distributed, or recharacterized with respect to, such Highly Compensated Eligible Employee for the Plan Year beginning in such taxable year.

                  (e) Excess Contributions that are recharacterized pursuant to clause (2) of paragraph (a) of Section 5.5 shall be nonforfeitable and fully vested and shall be subject to the distribution limitations set forth in Section 8.5 that are applicable to Pre-tax Contributions.

        9. Clause (2) of paragraph (a) of Section 5.7 is amended to read as follows:

                  (2) The Excess Aggregate Contributions for such Plan Year (including any income, gains or losses attributable to such Contributions as provided in paragraph (b) below) shall be distributed on the last day of the following twelve month period to Highly Compensated Eligible Employees on the basis of the respective portions of such Excess Aggregate Contributions attributable to each Highly Compensated Eligible Employee, determined according to the following leveling method: The Actual Contribution Percentage of the Highly Compensated Eligible Employee with the highest Actual Contribution Percentage shall be reduced to the extent necessary to satisfy either of the tests set forth in paragraph (a) of Section 5.6, or to cause such Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Eligible Employee with the next highest Actual Contribution Percentage. This process shall be repeated until the Plan satisfies either of the tests set forth in paragraph (a) of Section 5.6. The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the Excess Contributions that are recharacterized as After-tax Contributions pursuant to clause (2) of paragraph (a) of
             Section 5.5. The amount of Excess Aggregate Contributions to be distributed to each Highly Compensated Eligible Employee pursuant to this clause (2) for a Plan Year shall be distributed on a pro-rata basis from the After-tax Contributions made by such Highly Compensated Eligible Employee for such Plan Year and the Matching Contributions allocable to the Matching Contribution Account of the Highly Compensated Eligible Employee for such Plan Year.

        10.  The first sentence and the portion of the second sentence of paragraph (b) of Section 7.4 ending with the colon, are amended,

   effective May 1, 1996, to read as follows:

                  Distributions to a Participant or his Beneficiary
             entitled to payments under the Plan shall commence as soon as practicable following the later of (1) the date on which the elections specified in paragraphs (a) above and (c) below occur, or (2) the date twelve months after the date of termination of employment, retirement, death, or occurrence of a Disability. Notwithstanding the foregoing, (1) a distribution will occur as soon as practicable after the date requested by a Participant or Beneficiary during the aforementioned twelve month period by written instrument delivered to the Committee, and (2) distributions shall commence no later than 60 days after the latest of the close of the Plan Year in which (a) the Participant attains the age of 65 years, (b) the tenth anniversary of the date on which the Participant commenced participation in the Plan occurs, or (c) the date the Participant's termination of employment with the Employer occurs, subject to the following rules:

        11. The first sentence of paragraph (c) of Section 7.4 is amended to read as follows:

                  Notwithstanding the preceding provisions of this
             Section, if a Participant's Account Balance at the time for distribution, or at the time of any prior distribution, exceeds or exceeded $3,500, then neither such distribution nor any subsequent distribution shall be made to the Participant at any time prior to the first to occur of his 65th birthday and the date of his death without his written consent.

        12.  The following clause (v) is added at the end of Section 7.7:

                  (v) All distributions under the Plan shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations issued thereunder, including the minimum distribution incidental benefit requirements of proposed Treasury Regulations Section 1.401(a)(9)-2.

        13. The following sentence is added at the end of paragraph (g) of Section 8.4:

                  The automatic salary deductions referred to in the
             preceding sentence shall be sufficient to amortize the principal and interest payments pursuant to the loan during the term thereof on a substantially level basis in equal quarterly (or more frequent) installments.

        14.  The following Section 8.5 is added at the end of Article
   VIII:

                  8.5 DISTRIBUTIONS FROM PRE-TAX CONTRIBUTION ACCOUNTS. Notwithstanding anything to the contrary contained elsewhere in the Plan, a Participant's Pre-tax Contribution Account shall not be distributable other than upon:

                  (a) the Participant's separation from service, death or Disability;

                  (b) termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee plan as defined in Section 408(k) of the Code);

                  (c) the date of the sale or other disposition by an Employer to an unrelated entity of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business of the Employer where (i) the Participant is employed by such trade or business and continues employment with the entity acquiring such assets, and (ii) the Employer continues to maintain the Plan after the sale or other disposition. The sale of 85% of the assets used in the trade or business shall be deemed a sale of "substantially all" of the assets used in such trade or business;

                  (d) the date of sale or other disposition by an Employer of the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity, where (i) the Participant is employed by such subsidiary and continues employment with such subsidiary following such sale or other disposition, and
             (ii) the Employer continues to maintain the Plan after the sale or other disposition;

                  (e)  the Participant's attainment of age 59-1/2; or

                  (f)  the Participant's hardship as defined in Section 8.3.

             Notwithstanding anything to the contrary contained herein, an event shall not be treated as described in clauses (b)(c) or (d) above with respect to any Participant, unless the Participant receives a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) by reason of the event.

        15.  Section 12.4 is amended to read as follows:

                  12.4 LIQUIDATION OF THE TRUST FUND.  Upon termination
             or a partial termination of the Plan, the Accounts of all Participants affected thereby shall be fully vested, and the Committee may direct the Trustee:

                       (a) to continue to administer the Trust Fund and pay Account Balances in accordance with Section 7.4 to each Participant affected by the termination or partial termination upon his termination of employment or to his Beneficiary upon such Participant's death, until the Trust Fund, or the portion thereof applicable to the Participants affected by the partial termination, has been liquidated, or

                       (b) to distribute the assets remaining in the Trust Fund, or the portion thereof attributable to Participants affected by the partial termination, after payment of any expenses properly chargeable thereto, to the applicable Participants and Beneficiaries in proportion to the respective Account Balances.

        16.  The first sentence of clause (2) of paragraph (b) of Section
   13.2 is amended to read as follows:

                  PERMISSIVE AGGREGATION GROUP:  The Employers may also
             include any other Plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.

        17.  The following clause (4) is added at the end of paragraph
   (b) of Section 13.2:

                  (4) Plans referred to in clause (1) that shall be part of the Required Aggregation Group shall include any terminated plan that was maintained by an Employer within the last five years ending on the Determination Date for the applicable Plan Year, and that would, but for the fact that it terminated, be part of the Required Aggregation Group for such Plan Year. For this purpose, a terminated plan is one that has been formally terminated, has ceased crediting service for benefit accruals and vesting, and has been or is distributing all plan assets to participants or their beneficiaries as soon as administratively feasible.

        IN WITNESS WHEREOF, this First Amendment to the Plan has been adopted on this 26 day of June, 1996.


                            NORTHERN INDIANA PUBLIC SERVICE COMPANY



                            By:/s/ Gwen C. Johnson
                               ------------------------------------------

                            Its: Vice President Human Resources
                                 ----------------------------------------

                                AMENDMENT II
                                     TO
                           NIPSCO INDUSTRIES, INC.
                          TAX DEFERRED SAVINGS PLAN
                          -------------------------

        WHEREAS, Northern Indiana Public Service Company ("Company")

   adopted the NIPSCO Industries, Inc. Tax Deferred Savings Plan, as

   amended and restated as of January 1, 1989 ("Plan"); and

        WHEREAS, pursuant to the terms of the Plan, the Company deems it appropriate to further amend the Plan;

        NOW THEREFORE, the Company hereby amends the Plan, effective

   December 1, 1995, by the addition of the following paragraph to

   Section 8.4:

        (k) Notwithstanding the preceding provisions of this Section, any loan made to a Participant employed by the Information Technology Group of the Company, whose employment with the Company terminated on or about December 31, 1995 and who commenced employment with Integrated Systems Solutions Corporation on or about January 1, 1996, that is outstanding at the date of termination of employment with the Company, will not be payable in full at the date of such termination of employment. Any such loan shall continue in effect pursuant to the terms thereof, from and after the date of termination of employment and loan repayments of principal and interest shall be made by such Participant by personal check in equal quarterly (or more frequent) installments until such loan has been paid in full. No such Participant shall be entitled to receive any new loan pursuant to this Section from and after the date of such termination of employment. The balance of the Account of such Participant, except for the portion secured by such loan, shall be distributed pursuant to the applicable terms of the Plan.

        IN WITNESS WHEREOF, the Company has caused this Amendment II to be executed on its behalf by its duly authorized officer on this 12th day of September, 1996, effective as of  December 1, 1995.

                            NORTHERN INDIANA PUBLIC SERVICE COMPANY



                            By: /s/ Gwen C. Johnson
                               ------------------------------------------







                                AMENDMENT III
                                     TO
                           NIPSCO INDUSTRIES, INC.
                          TAX DEFERRED SAVINGS PLAN

        WHEREAS, Northern Indiana Public Service Company adopted the

   NIPSCO  Industries, Inc. Tax Deferred Savings Plan, as amended and restated as of January 1, 1989 ("Plan"); and

        WHEREAS, pursuant to the terms of the Plan, the Plan has been subsequently amended and it is now appropriate to further amend the

   Plan;

        NOW THEREFORE, the Plan is hereby amended, effective January 1,

   1997, by the addition of the following Article XV at the end thereof:

                                 ARTICLE XV

                         PROFIT SHARING CONTRIBUTION

        15.1 PROFIT SHARING CONTRIBUTION.  Each Affiliate set forth on

   Schedule 1 attached hereto ("Participating Affiliate") shall,

   beginning on the applicable Effective Date set forth on Schedule 1,

   make a Profit Sharing Contribution to the Trust on behalf of each person employed by such Participating Affiliate and on whose behalf contributions are being made by such Participating Affiliate under the

   Federal Insurance Contribution Act and who is not included in a unit of employees covered by an agreement between employee representatives and the Participating Affiliate, unless the collective bargaining agreement provides that such employees are entitled to participate in the Profit Sharing Contribution ("Profit Sharing Participant").  The

   Committee from time to time may add additional Affiliates to the group of Participating Affiliates entitled to make Profit Sharing

   Contributions and to delete Participating Affiliates from such group.

   Any such additions and deletions shall be reflected in appropriate revisions to Schedule 1.  Except as otherwise set forth herein, all of the applicable provisions of the Plan shall also apply with respect to

   Profit Sharing Contributions and the allocation, maintenance,

   investment and distribution of Profit Sharing Account Balances.  If the Effective Date shown on Schedule 1 applicable to a Participating

   Affiliate is not the first day of a Plan Year, the initial Plan Year with respect to such Participating Affiliate for purposes of this

   Article shall begin on such Effective Date and end on the last day of the Plan Year.

        15.2 AMOUNT OF PROFIT SHARING CONTRIBUTION.  The Profit Sharing

   Contribution made by a Participating Affiliate for a Plan Year shall be a stated percentage (not to exceed 8%) of the Compensation of the

   Profit Sharing Participants of such Participating Affiliate entitled to receive allocations of such Profit Sharing Contribution for such

   Plan Year.  The applicable percentage for each Participating Affiliate for each Plan Year shall be designated by the Committee, in its discretion exercised on a non-discriminatory basis, no later than the last day of the first quarter of the Plan Year following the Plan Year for which such percentage is applicable.  For purposes of Profit

   Sharing Contributions, Compensation shall mean the aggregate basic annual salary or wage, incentive pay, overtime, and sick pay paid by the applicable Participating Affiliate to a Profit Sharing

   Participant, including Pre-tax Contributions and Code Section 125 deferrals, and excluding signing bonuses and unusual or extraordinary amounts of remuneration.  Notwithstanding the preceding sentence,

   Compensation shall only include amounts paid by a Participating

   Affiliate to a Profit Sharing Participant while he is employed by, and attributable to service with, the Participating Affiliate as a Profit

   Sharing Participant.  In no event shall a Profit Sharing Contribution be made with respect to any Profit Sharing Participant for any Plan

   Year to the extent such Profit Sharing Contribution would cause the limitations of Code Section 415 to be exceeded for such Profit Sharing

   Participant for such Plan Year.

        15.3 ALLOCATIONS.  A Profit Sharing Contribution shall be

   allocated to the Profit Sharing Accounts maintained for the Profit

   Sharing Participants eligible to receive such allocations.  A Profit

   Sharing Contribution shall be allocated as of the last day of the Plan

   Year to which such Profit Sharing Contribution is attributable, and shall be allocated to the applicable Profit Sharing Accounts during the first calendar quarter of the following Plan Year.  A Profit

   Sharing Participant will be entitled to an allocation of a Profit

   Sharing Contribution for a Plan Year only if he is employed as a

   Profit Sharing Participant by the applicable Participating Affiliate on the last day of the applicable Plan Year, and only with respect to

   Compensation paid to him as a Profit Sharing Participant by the

   Participating Affiliate during such Plan Year.

        15.4 VESTING.  The Vested Percentage of each Profit Sharing

   Participant in his Profit Sharing Account Balance will be determined in accordance with the following formula:

      YEARS OF SERVICE     VESTED PERCENTAGE        FORFEITABLE
                                                    PERCENTAGE


     Less than 2 years             0%                  100%
     2 years or more             100%                    0%




        The Vested Percentage of a Profit Sharing Participant's Profit

   Sharing Account shall in any event be 100% on the first to occur of

   (1) the date of his death, (2) the date his employment with the

   Company and all Affiliates terminates because of Disability, and (3)

   the date upon which the Plan is terminated or all contributions to the

   Plan by all Employers are permanently discontinued.  For purposes of this section a Year of Service will be a full 12-month period commencing on the date on which a Profit Sharing Participant was hired by the Company or any Affiliate, and on each anniversary thereof.  A

   Profit Sharing Participant shall receive credit for Years of Service while he is on an Authorized Leave of Absence, or while he is performing service in the Armed Forces of the United States if he has re-employment rights from such service under Federal or State law and complied with the requirements of these laws as to re-employment and is reemployed by the Company or any Affiliate.  An Authorized Leave of

   Absence is any absence (with or without Compensation) authorized by the Company or any Affiliate under its standard personal practices,

   provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the person returns within the period specified in the Authorized Leave of Absence. An Authorized Leave of Absence

   shall include a leave of absence authorized by the Company or an

   Affiliate pursuant to  the provisions of the Family and Medical Leave

   Act.  If the employment of a Profit Sharing Participant with the

   Company and all Affiliates terminates after he completes two (2) Years of Service and he is subsequently reemployed at any time by the

   Company or an Affiliate, or if the employment of a Profit Sharing

   Participant with the Company and all Affiliates terminates before he completes two (2) Years of Service and he is subsequently reemployed by the Company or an Affiliate prior to the fifth (5th) anniversary of his date of termination of employment, his Years of Service both before and after his date of reemployment shall be credited for purposes of determining the Vested Percentage of his Profit Sharing

   Account Balance and in such event his Years of Service from and after his date of reemployment shall mean each full 12-month period of employment commencing on the date of his reemployment and on each anniversary thereof.  If the employment of a Profit Sharing

   Participant with the Company and all Affiliates terminates before he completes two (2) Years of Service and he is subsequently reemployed by the Company or an Affiliate on or after the fifth (5th) anniversary of his date of termination of employment, only his Years of Service after his date of reemployment shall be credited for purposes of determining the Vested Percentage of his Profit Sharing Account

   Balance, and in such event his Years of Service from and after his date of reemployment shall mean each full 12-month period of employment commencing on the date of his reemployment and on each anniversary thereof.

        15.5 FORFEITURES.   The Forfeitable Percentage of a Participant's

   Profit Sharing Account Balance shall be deemed a forfeiture for the

   Plan Year in which the Participant's employment with the Company and all Affiliates terminates, and shall be used to reduce the Profit

   Sharing Contribution allocated to the Profit Sharing Accounts of other

   Profit Sharing Participants of the applicable Participating Affiliate in the Plan Year in which such forfeiture occurs, and in subsequent

   Plan Years, to the extent necessary.  If a former Profit Sharing

   Participant is reemployed by the Company or an Affiliate prior to the fifth (5th) anniversary of his date of termination of employment, the

   Forfeitable Percentage of his Profit Sharing Account Balance shall be restored to such Profit Sharing Account as of the date of

   reemployment, and shall thereafter be held, invested, administered and distributed together with Profit Sharing Contributions allocated to such Account from and after the date of reemployment.  If a former

   Profit Sharing Participant is reemployed by the Company or an

   Affiliate, on or after the fifth (5th) anniversary of his date of termination of employment, the Forfeitable Percentage of his Profit

   Sharing Account Balance shall not be restored to such Profit Sharing

   Account.

        15.6 INVESTMENTS.  The Trustees shall invest and re-invest the

   Profit Sharing Account of a Profit Sharing Participant as such Profit

   Sharing Participant shall instruct the Committee with respect to his

   Pre-tax Contribution Account pursuant to the provisions of Sections

   6.5 and 6.6.  If a Pre-tax Contribution Account is not maintained for a Profit Sharing Participant, the Trustees shall invest and reinvest his Profit Sharing Account as he shall instruct the Committee pursuant to the provisions of Sections 6.5 and 6.6.  The Profit Sharing

   Participant shall be entitled to direct the investment of his Profit

   Sharing Account among the same Investment Funds set forth in Section

   6.4 in which he can direct the investment of his Pre-tax Contribution

   Account.

        15.7 DISTRIBUTIONS.  If a Profit Sharing Participant's employment with the Company and all Affiliates is terminated for any reason,

   including death or Disability, the Vested Percentage of his Profit

   Sharing Account Balance shall be distributed to him, or in the event of his death to his Beneficiary, in a lump sum pursuant to the provisions of Article VII applicable to the distribution of his other

   Account Balances.

        The provisions of Article VIII with respect to Participant loans,

   and distributions prior to termination of employment, shall not be applicable with respect to a Profit Sharing Account.

        IN WITNESS WHEREOF, NIPSCO Industries, Inc. has caused this

   Amendment III to be executed on its behalf, by its duly authorized officer, on this 10th day of February, 1998, effective as of January

   1, 1997.

                                      NIPSCO INDUSTRIES, INC.



                                      By:/s/ Jeffrey W. Yundt
                                         --------------------------------

                                 SCHEDULE 1


        NAME OF PARTICIPATING AFFILIATE                 EFFECTIVE DATE

   1.   NIPSCO Energy Services, Inc.                    January 1, 1997

   2.   NESI Energy Marketing, LLC                      January 1, 1997

   3.   Green Fuels, Inc.                               January 1, 1997

   4.   Crossroads Pipeline Company                     January 1, 1997

   5.   RIC, Inc.                                       January 1, 1997

   6.   NI Product Development Company                  September 1, 1997

   7.   Parkway Engineering & Distributing Co., Inc.    February 1, 1998

   8.   NESI Integrated Energy Resources, Inc.          April 1, 1998